                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


                       STOCK AND ASSET PURCHASE AGREEMENT

                                   dated as of

                                 March 19, 2002

                                     between

                             U.S. INDUSTRIES, INC.,

                              JUSI HOLDINGS, INC.,

                                 USI CANADA INC.

                                       and

                              HUBBELL INCORPORATED
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                                TABLE OF CONTENTS
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ARTICLE 1. Definitions.........................................................................................    1

         Section 1.01 Definitions..............................................................................    1

ARTICLE 2. Purchase and Sale...................................................................................   14

         Section 2.01 Preliminary Transfers; Purchase and Sale of Shares and Purchased Assets and
                           Assumption of Liabilities...........................................................   14
         Section 2.02 Closing..................................................................................   15
         Section 2.03 Closing Balance Sheet....................................................................   15
         Section 2.04 Adjustment of Purchase Price.............................................................   18
         Section 2.05 Assignment of Contracts and Rights.......................................................   19

ARTICLE 3. Representations and Warranties of Parent and Sellers................................................   19

         Section 3.01 Corporate Existence and Power............................................................   19
         Section 3.02 Corporate Authorization..................................................................   19
         Section 3.03 Governmental Authorization...............................................................   20
         Section 3.04 Noncontravention.........................................................................   20
         Section 3.05 Capitalization...........................................................................   20
         Section 3.06 Ownership of Shares; Title to Purchased Assets...........................................   21
         Section 3.07 Condition and Sufficiency of Assets......................................................   21
         Section 3.08 Subsidiaries.............................................................................   21
         Section 3.09 Financial Statements.....................................................................   22
         Section 3.10 Absence of Certain Changes...............................................................   22
         Section 3.11 No Undisclosed Liabilities...............................................................   23
         Section 3.12 Material Contracts.......................................................................   24
         Section 3.13 Litigation...............................................................................   26
         Section 3.14 Compliance with Laws and Court Orders....................................................   26
         Section 3.15 Real Property............................................................................   26
         Section 3.16 Intellectual Property....................................................................   28
         Section 3.17 Finders' Fees............................................................................   29
         Section 3.18 Employees................................................................................   29
         Section 3.19 Employee Benefit Plans...................................................................   29
         Section 3.20 Environmental Matters....................................................................   33
         Section 3.21 Labor Matters............................................................................   34
         Section 3.22 Tax Matters..............................................................................   34
         Section 3.23 Insurance................................................................................   35
         Section 3.24 Customers................................................................................   35
         Section 3.25 Suppliers................................................................................   36
         Section 3.26 Working Capital; Accounts Receivable.....................................................   36
         Section 3.27 Inventories..............................................................................   36
         Section 3.28 Product Liability/Warranty/Recalls.......................................................   36
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         Section 3.29 Permits..................................................................................   37
         Section 3.30 Bank Accounts............................................................................   37
         Section 3.31 Powers of Attorney.......................................................................   37
         Section 3.32 Corporate Existence and Manufacturing Matters............................................   37

ARTICLE 4. Representations and Warranties of Buyer.............................................................   37

         Section 4.01 Corporate Existence and Power............................................................   37
         Section 4.02 Corporate Authorization..................................................................   37
         Section 4.03 Governmental Authorization...............................................................   37
         Section 4.04 Noncontravention.........................................................................   38
         Section 4.05 Financing................................................................................   38
         Section 4.06 Purchase for Investment..................................................................   38
         Section 4.07 Litigation...............................................................................   38
         Section 4.08 Finders' Fees............................................................................   38
         Section 4.09 Inspections; No Other Representations....................................................   38
         Section 4.10 Canadian Registrations...................................................................   39

ARTICLE 5. Covenants of Parent and Sellers.....................................................................   39

         Section 5.01 Interim Operations and Conduct of the Company............................................   39
         Section 5.02 Access to Information....................................................................   40
         Section 5.03 Resignations.............................................................................   41
         Section 5.04 Matters Related to Intellectual Property.................................................   41
         Section 5.05 Provincial Sales Tax Clearance Certificate...............................................   42
         Section 5.06 Bank Account Signatories.................................................................   42
         Section 5.07 Financing Assistance.....................................................................   42
         Section 5.08 Real Property............................................................................   42

ARTICLE 6. Covenants of Buyer..................................................................................   42

         Section 6.01 Access...................................................................................   42
         Section 6.02 Trademarks; Tradenames...................................................................   43
         Section 6.03 Preservation of Records..................................................................   43
         Section 6.04 Certain Post-Closing Assistance by Buyer.................................................   43

ARTICLE 7. Covenants of Buyer and Sellers......................................................................   43

         Section 7.01 Best Efforts; Further Assurances.........................................................   43
         Section 7.02 Certain Filings..........................................................................   44
         Section 7.03 Public Announcements.....................................................................   44
         Section 7.04 Notices of Certain Events................................................................   44
         Section 7.05 Treasury Matters.........................................................................   45
         Section 7.06 Approvals and Consents; Cooperation; Notification........................................   45
         Section 7.07 Insurance Policies.......................................................................   45
         Section 7.08 No Solicitation..........................................................................   47
         Section 7.09 No Negotiation...........................................................................   48
         Section 7.10 Non-competition..........................................................................   48
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                                       ii
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         Section 7.11 Discharge of All Indebtedness............................................................   49
         Section 7.12 Environmental Insurance..................................................................   49
         Section 7.13 Supply Arrangements......................................................................   50
         Section 7.14 Extension of Agreement...................................................................   50
         Section 7.15 San Leandro Facilities Sublease..........................................................   50
         Section 7.16 The Puerto Rico Grant....................................................................   50
         Section 7.17 Tax Certificates.........................................................................   50

ARTICLE 8. Employment and Canadian Tax Matters.................................................................   50

         Section 8.01 Employee and Employee Benefit Matters....................................................   50
         Section 8.02 Canadian Tax Matters.....................................................................   54

ARTICLE 9. Conditions to Closing...............................................................................   54

         Section 9.01 Conditions to Obligations of Buyer and Sellers...........................................   54
         Section 9.02 Conditions to Obligation of Buyer........................................................   54
         Section 9.03 Conditions to Obligation of Sellers......................................................   56

ARTICLE 10. Survival; Indemnification..........................................................................   56

         Section 10.01 Survival................................................................................   56
         Section 10.02 Indemnification.........................................................................   56
         Section 10.03 Environmental Matters...................................................................   57
         Section 10.04 Procedures..............................................................................   61
         Section 10.05 Calculation of Damages..................................................................   63
         Section 10.06 Assignment of Claims....................................................................   63
         Section 10.07 Exclusivity.............................................................................   63

ARTICLE 11. Termination........................................................................................   63

         Section 11.01 Grounds for Termination.................................................................   63
         Section 11.02 Effect of Termination...................................................................   64

ARTICLE 12. Miscellaneous......................................................................................   64

         Section 12.01 Notices.................................................................................   64
         Section 12.02 Amendments and Waivers..................................................................   65
         Section 12.03 Expenses................................................................................   65
         Section 12.04 Successors and Assigns..................................................................   66
         Section 12.05 Governing Law...........................................................................   66
         Section 12.06 Jurisdiction............................................................................   66
         Section 12.07 Waiver of Jury Trial....................................................................   66
         Section 12.08 Counterparts; Third Party Beneficiaries.................................................   66
         Section 12.09 Entire Agreement........................................................................   66
         Section 12.10 Captions................................................................................   67
         Section 12.11 Disclosure Schedules....................................................................   67
         Section 12.12 Tax Sharing.............................................................................   67
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         Section 12.13 Severability............................................................................   67
         Section 12.14 Specific Performance....................................................................   67
         Section 12.15 Currency................................................................................   67
         Section 12.16 English Language........................................................................   67
         Section 12.17 Bulk Sales Laws.........................................................................   68
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EXHIBITS
--------
Exhibit A         Capital Expenditure Plan
Exhibit B         Pension Plan Liability Actuarial Methods and Assumptions
Exhibit C         Special Pre-Closing Environmental Liabilities
Exhibit D         Form of Assignment and Assumption Agreement
Exhibit E         Section 1445(b)(2) Form
Exhibit F         Insurance Assignment and Assumption Agreement
Exhibit G         Form of San Leandro Facilities Sublease
Exhibit H         Form of Opinion of Davis Polk & Wardwell
Exhibit I         Form of Opinion of Fraser Milner Casgrain LLP
Exhibit J         Form of Tax Sharing and Indemnification Agreement
Exhibit K         Form of Opinion of Latham & Watkins
Exhibit L         Form of Opinion of General Counsel of Buyer
Exhibit M         Form of Escrow Agreement
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                                       iv

                       STOCK AND ASSET PURCHASE AGREEMENT

                  AGREEMENT (this "Agreement") dated as of March 19, 2002, by and among U.S. Industries, Inc., a Delaware corporation ("Parent" or "USI"), JUSI Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("US Seller"), USI Canada Inc., an Ontario corporation ("Canadian Seller" and together with US Seller, "Sellers"), and Hubbell Incorporated, a Connecticut corporation ("Buyer").

                              W I T N E S S E T H :

                  WHEREAS, Parent conducts its business of manufacturing and distributing indoor and outdoor lighting fixtures in North America through its indirect wholly owned subsidiaries, LCA Group Inc., a Delaware corporation ("LCA"), Dual-Lite Inc., a Delaware corporation ("Dual-Lite") and the Progress division of Canadian Seller ("Progress");

                  WHEREAS, Parent indirectly owns, and US Seller directly owns, all of the issued and outstanding shares of capital stock of LCA and Dual-Lite;

                  WHEREAS, on the terms and subject to conditions set forth herein, each of Parent and US Seller wishes to sell, and Buyer wishes to purchase, all of the outstanding shares of capital stock of LCA and Dual-Lite;

                  WHEREAS, on the terms and subject to conditions set forth herein, Canadian Seller wishes to assign and transfer, and Buyer wishes to purchase and assume, all of the assets and the liabilities of Progress.

                  The parties hereto agree as follows:

                                   ARTICLE 1.
                                   Definitions

         Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Transferred Companies shall be considered an Affiliate of a Seller.

                  "ASSUMED LIABILITIES" means all debts, obligations, contracts and liabilities, other than Excluded Liabilities, of Canadian Seller, of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) primarily relating to or primarily arising out of the conduct of the Canadian Business or the ownership or operation of real property used as of the date hereof in the Canadian Business, including without limitation, the following:

                           (i) all liabilities set forth on the Preliminary
                  Balance Sheet (other than liabilities discharged between the date hereof and the Closing Date in the ordinary course of business);

                           (ii) all liabilities and obligations arising under
                  any agreement, lease, license, commitment sale or purchase order, contract or other instrument relating primarily to or arising primarily out of the Canadian Business (collectively, the "Canadian Contracts");

                           (iii) all liabilities and obligations arising out of
                  any action, suit, investigation or proceeding relating to or arising out of the Canadian Business or the Purchased Assets before any court or arbitrator or any Governmental Authority;

                           (iv) all liabilities and obligations relating to any
                  products manufactured or sold in connection with the Canadian Business on or prior to the Closing Date;

                           (v) all liabilities and obligations relating to
                  employee benefits to the extent provided in Article 8; and

                           (vi) all liabilities and obligations relating to the
                  Purchased Assets, including transfer, documentary, sales, use, registration and other such Taxes apportioned to Buyer pursuant to Section 2(f) of the Tax Sharing Agreement and real property Taxes, personal and intangible property Taxes and similar ad valorem obligations apportioned to Buyer pursuant to Section 8.02.

                  "BALANCE SHEET DATE" means September 30, 2001.

                  "BUSINESS" means (A) the business, as conducted as of the date hereof by Parent and its direct and indirect subsidiaries (other than SiTeco and its subsidiaries), of manufacturing and distributing all lighting products, including, but not limited to (i) outdoor commercial and industrial lighting fixtures under various brand names wherever used, including the brand names Alera, Kim, Spaulding, Whiteway, Moldcast and Architectural Area Lighting which include street, area, parking garage and landscape lighting, (ii) indoor commercial and industrial lighting fixtures under various brand names wherever used, including the brand names Columbia, Keystone, Prescolite and Dual Lite, which include incandescent and compact fluorescent, down light fixtures, emergency and exit lighting and other fluorescent lighting fixtures and (iii) indoor residential lighting fixtures under the brand name Progress which include chandeliers, hall and foyer sconces, pendants, bath and vanity, ceiling, fluorescent, under-cabinet and track lighting, and (B) the Canadian Business.

                  "CANADIAN BUSINESS" means the business, as conducted as of the date hereof by Canadian Seller, without limitation, of distributing indoor residential lighting fixtures under the brand name Progress which include chandeliers, hall and foyer sconces, pendants, bath and vanity, ceiling, fluorescent, under-cabinet and track lighting.

                  "CAPITAL EXPENDITURE PLAN" means the Transferred Companies' approved capital expenditure plan attached as Exhibit A hereto.

                  "CLOSING DATE" means the date on which the Closing occurs.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "COMPANY" means each of LCA and Dual-Lite; and collectively, LCA and Dual-Lite shall be referred to as the "Companies".

                  "COMPETITION ACT (CANADA)" means the Competition Act, R.S.C. 1985, c. C-34 (as amended).

                  "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement between Parent and Buyer, dated as of May 8, 2000.

                  "DORMANT SUBSIDIARY" means Lighting Corporation of the Americas, S.A. de C.V., a variable capital stock corporation incorporated under the laws of the United Mexican States, and its subsidiaries, if any.

                  "ENVIRONMENTAL CLAIM" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving alleged violations of Environmental Laws or Releases or threatened Releases of Hazardous Substances.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, provincial, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

                  "ENVIRONMENTAL LIABILITIES" means any Damages or obligations arising out of or relating in any way to the operation of the Transferred Companies, the Canadian Business (as currently or previously conducted), the Purchased Assets, or the use of the Real Property, whether accrued, contingent, absolute, determined, determinable or otherwise, to the extent based upon (i) a violation of or liability under any Environmental Law, (ii) a failure to obtain, maintain, or comply with any Environmental Permit, directive, order or notice of violation under, or any requirement of, any Environmental Law, (iii) a Release of any Hazardous Substance at, on, from or under any Real Property, Purchased Asset, (iv) any environmental investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority at, on, from or under any Real Property or Purchased Asset (including without limitation Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (v) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances generated or otherwise used in connection with the Canadian Business (as currently or previously conducted) or by any Transferred Company or Canadian Seller (in connection with the Canadian Business or Purchased Assets).

                  "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

                  "EXCLUDED ASSETS" means:

                           (i) all the assets of Canadian Seller not used in the
                  Canadian Business, including, without limitation, the assets used exclusively in its Jacuzzi division or in the conduct of its Jacuzzi business;

                           (ii) all of Canadian Seller's cash and cash
                  equivalents on hand and in banks;

                           (iii) all right of Canadian Sellers to the following
                  marks and names: U.S. Industries Inc., USI or any derivative thereof;

                           (iv) all books, records, files and papers, whether in
                  hard copy or computer format, prepared in connection with this Agreement or the transactions contemplated hereby and all minute books and corporate records of Canadian Seller and its Affiliates other than those used in the Canadian Business;

                           (v) all rights of Canadian Seller arising under this
                  Agreement, the Tax Sharing Agreement or the transactions contemplated hereby; and

                           (vi) any Purchased Assets sold or otherwise disposed
                  of in the ordinary course of business during the period from the date hereof until the Closing Date in accordance with
                  Section 5.01.

                  "EXCLUDED ENTITIES" means SiTeco Holdings GmbH, a German corporation ("SiTeco") and its subsidiaries and G-Kapital GbR, a German partnership.

                  "EXCLUDED LIABILITIES" means:

                           (i) any liability or obligation of Sellers or
                  predecessors or Affiliates of any Seller under the Tax Sharing Agreement;

                           (ii) any liability or obligation of Canadian Seller,
                  its subsidiaries or predecessors for Taxes other than transfer, documentary, sales, use, registration and other such Taxes apportioned to Buyer pursuant to Section 2(f) of the Tax Sharing Agreement and other than the real property Taxes, personal and intangible property Taxes and similar ad valorem obligations apportioned to Buyer pursuant to Section 8.02;

                           (iii) any liability or obligation relating to
                  employee benefits or compensation arrangements existing on or prior to the Closing Date with respect to any employee or former employee of Sellers or the Transferred Companies,

                  (including, without limitation, severance payments, stay bonuses and change-of-control payments or any other payment resulting from or attributable to the transactions hereunder except for liabilities under those agreements, plans and arrangements set forth on Schedule 3.19 and Schedule 3.21;

                           (iv) all liabilities with respect to any
                  Indebtedness;

                           (v) all liabilities relating to any Former Facility
                  of any Seller or Transferred Company (including Environmental Liabilities but excluding any liabilities (whether or not constituting Environmental Liabilities) relating to any product manufactured by the Business at any such Former Facility);

                           (vi) all liabilities with respect to any former
                  employees of Canadian Seller who had their employment terminated or who have left Canadian Seller's employ on or prior to the Closing Date except to the extent set forth in
                  Article 8;

                           (vii) all liabilities primarily arising out of or
                  primarily relating to the Excluded Assets or the use and/or operation thereof;

                           (viii) all liabilities not relating primarily to the
                  Business or the Purchased Assets, including without, limitation, all asbestos related liabilities of Parent and its Affiliates (other than those specific claims against the Transferred Companies set forth on Schedule 3.13);

                           (ix) all liabilities for any legal, accounting,
                  investment banking, brokerage or similar fees or expenses incurred by any Seller in connection with, resulting from or attributable to the transactions contemplated by this Agreement;

                           (x) to the extent not reserved in the Closing Balance
                  Sheet, all liabilities primarily relating to any retroactively rated insurance adjustments on any Insurance Coverage;

                           (xi) all liabilities arising out of or related to the
                  Excluded Entities;

                           (xii) all liabilities related to the failure of the
                  parties to comply with any applicable Bulk Sales Laws in connection with transactions contemplated hereby except to the extent such liabilities arise due to the failure of Buyer to discharge the Assumed Liabilities;

                           (xiii) all liabilities relating to the Canadian
                  Employee Plans except to the extent set forth in Article 8;

                           (xiv) all liabilities relating to independent
                  contractors of the Canadian Business existing on or prior to the Closing Date including any liability for Taxes arising prior to the Closing Date in connection with the assumption of the independent contractor agreements; and

                           (xv) with respect to the Kim Lighting facility
                  located at 2400 East Francis Street in Ontario, California, any and all liabilities or obligations arising out of or related to pre-Closing violations of Sections 311, 312, 313 of the Emergency Planning and Community Right-to-Know Act of 1986, also known as Title III of the Superfund Amendments and Reauthorization Act or its state equivalent.

                  "FORMER FACILITY" means each and every plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased, operated or used by the Sellers or each of the Transferred Companies in connection or relating to the Business, including without limitation the Tijuana Facility, at any time prior to the date hereof, which facilities are not owned, leased or operated by the Transferred Companies as of the Closing Date and, notwithstanding the preceding, with respect to Environmental Liabilities (including obligations arising under or at the expiration or termination of the relevant existing leases) the foregoing definition shall include the Philadelphia Facility and the San Leandro Facilities; provided that (i) Buyer shall be responsible for any Environmental Liabilities arising out of or relating to operations of the Philadelphia Facility and the San Leandro Facilities or the use of the related Real Property at any time on or after the Closing Date and (ii) in the event Buyer extends the term of the current subleases at the Philadelphia Facility or the San Leandro Facilities, then any Damages with respect to Environmental Liabilities incurred by Buyer at such facility following any such extension shall be subject to the provisions of this Agreement regarding Pre-Closing Environmental Liabilities.

                  "GOVERNMENTAL AUTHORITY" means any federal, national, regional, state, provincial, municipal, local or other governmental or regulatory authority, court, administrative body or government, department, board, bureau, body, agency, instrumentality, commission or any subdivision or authority of any of the foregoing.

                  "HAZARDOUS SUBSTANCES" shall mean (a) any element, compound, or chemical that is defined, listed, or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, bio-hazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials, and manufactured products containing Hazardous Substances.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "IMPROVEMENTS" means any buildings, facilities, parking lots, other structures and improvements, building systems and fixtures located on or under any Owned Property or Leased Property.

                  "INDEBTEDNESS" means, with respect to the Business, (A) indebtedness of Sellers or the Transferred Companies or any of them for borrowed money (including, without limitation, any pre-payment penalties and costs associated with pre-payment of such indebtedness), (B) obligations of Sellers or Transferred Companies or any of them evidenced by bonds, notes, debentures, letters of credit, bankers acceptances or similar instruments, (C) except for the leases for personal property or real property of the Transferred Companies (i) set forth on Schedule
3.12 or Schedule 3.15(b), (ii) that, in accordance with Section 3.12 or Section 3.15(b), as applicable, are not required to be disclosed on the Schedules or
(iii) are entered into between the date hereof and the Closing Date to the extent permitted by Section 5.01, obligations of Sellers or Transferred Companies or any of them under capitalized leases, (D) obligations of Sellers or Transferred Companies or any of them under conditional sale, title retention or similar agreements or arrangements creating an obligation of Sellers or Transferred Companies with respect to the deferred purchase price of property (other than customary trade credit), (E) interest rate and currency obligation swaps, hedges or similar arrangements and (F) all obligations of any of the Sellers or Transferred Companies to guarantee any of the foregoing types of obligations on behalf of any Person other than the Sellers or the Transferred Companies.

                  "INTELLECTUAL PROPERTY RIGHTS" means any and all rights in and to all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos, domain names, and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) features of shape, configuration, pattern or ornament and design registrations and patents, (v) mask works and registrations and applications for registration thereof, (vi) computer software, source code, object code, data, data bases and documentation thereof, (vii) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (viii) other intellectual property rights, (ix) copies and tangible embodiments thereof (in whatever form or medium) and (x) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                  "INVENTORY" means, in each case with respect to the Business,
(a) all stock in trade, merchandise, goods, supplies and other products owned by a Seller or the Transferred Companies for resale or lease in the ordinary course of business to its customers or otherwise under the control of any Seller or Transferred Company or carried on the books of the Sellers or the Transferred Companies for the exclusive use by the Sellers or the Transferred Companies, (b) all office supplies or similar materials of the Transferred Companies, and (c) all of the raw materials, work in process, spare parts, finished products, wrapping, supply and packaging items, promotional materials and similar items owned by the Sellers or the Transferred Companies, wherever located.

                  "INVESTMENT CANADA ACT" means the Investment Canada Act, R.S.C. 1985, c. 28 (1st Supp.) (as amended).

                  "KNOWLEDGE OF SELLERS" or words of similar import shall mean actual knowledge possessed by the individuals set forth Schedule 1.01.

                  "KNOWLEDGE OF BUYER" or words of similar import shall mean actual knowledge possessed by Richard W. Davies, James Braun, James Biggart and John Mulvihill.

                  "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

                  "MATERIAL ADVERSE EFFECT" means any effect or change that is or would reasonably be expected to be material and adverse to the Business, results of operations or financial condition of the Transferred Companies, taken as a whole.

                  "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "PENSION PLAN LIABILITY" means, as of any date, the excess of the present value of the aggregate projected benefit obligations of the Pension Plans (excluding the Canadian Employee Plans, but including but not limited to the LCA Pension Plan, Spaulding Lighting Pension Plan and Supplemental Executive Retirement Plan) (as calculated pursuant to the actuarial methods and assumptions set forth on Exhibit B) over the fair market value of such Pension Plan assets as of such date. For purposes of the calculation referred to in the preceding sentence, Employee data, including without limitation, salaries, number of Employees, age of Employees and years of service, as of January 1, 2002 will be utilized and projected to the date on which such Pension Plan Liability is calculated.

                  "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any Governmental Authority, whether foreign, federal, state, provincial or local, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation, of the Business.

                  "PERMITTED LIENS" means (i) Liens reflected or reserved against in the Preliminary Balance Sheet (including in the notes thereto), (ii) Liens set forth on Schedule 1.01, (iii) Liens, easements, servitudes, encroachments, rights-of-way, pledges, charges, restrictions and encumbrances, including, without limitation, survey matters, mechanics' liens, repairmen's liens and other similar liens, if any, that do not materially detract from the value of the property subject thereto or materially interfere with the manner in which the subject property is currently being used by the applicable Transferred Company or materially interfere with the ordinary conduct of the business of the applicable Transferred Company with respect to such property, (iv) taxes and general and special assessments not yet due and payable without penalty or interest, and (v) Liens that will serve as collateral for any financing of Buyer; provided, however, that the foregoing definition shall in no event include any Senior Debt Liens.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PHILADELPHIA FACILITY" means the real property located at 826 Erie Avenue, Philadelphia, PA.

                  "POLICIES" means all Contracts that insure (i) the Transferred Companies' properties, plant and equipment for loss or damage, and (ii) the Transferred Companies or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

                  "POST-CLOSING ENVIRONMENTAL LIABILITIES" means any Environmental Liabilities to the extent arising out of or relating to the operations of the Transferred Companies, the Canadian Business, the Purchased Assets or the use of the Real Property at any time on or after the Closing Date.

                  "PRE-CLOSING ENVIRONMENTAL LIABILITIES" means any Environmental Liabilities (excluding any Special Pre-Closing Environmental Liabilities) to the extent arising out of or relating to the operations of any of the Transferred Companies, the Canadian Business, the Purchased Assets or the use of the Real Property at any time prior to the Closing Date, including without limitation (i) all Damages arising out of or related to any breach of the representations and warranties contained in Section 3.20; (ii) all costs, fees and expenses relating to environmental regulatory compliance, permitting or other regulatory issues commenced by Buyer relating to pre-Closing environmental conditions; and (iii) all costs related to restoring the condition of property and buildings damaged by Remedial Action.

                  "PRELIMINARY BALANCE SHEET" means the audited combined balance sheet of the Transferred Companies as of September 30, 2001.

                  "PR CODE" means the Puerto Rico Internal Revenue Code of 1994, as amended.

                  "PURCHASED ASSETS" means assets, properties and business, of every kind and description, owned, held or used in the conduct of Canadian Business by Canadian Seller as the same shall exist on the Closing Date, including all right, title and interest of Canadian Seller in, to and under the following Purchased Assets to the extent owned, held or used in the conduct of Canadian Business, including, without limitation, all right, title and interest in and to the following:

                           (i) all equipment, furniture, fixtures, machinery,
                  vehicles and other tangible personal property;

                           (ii) all Leased Property;

                           (iii) all Canadian Contracts and all purchase orders
                  outstanding as of the Closing;

                           (iv) all accounts, accounts receivable, rights to
                  payment, rebates receivable and other receivables;

                           (v) all general intangibles and intangible property,
                  including without limitation, all Intellectual Property
                  Rights;

                           (vi) all refunds or deposits made by the Canadian
                  Seller to any other Person and prepaid expenses;

                           (vii) all items of Inventory, including, without
                  limitation, raw materials, work-in-process, finished goods, supplies and spare parts and other inventories;

                           (viii) all Permits issued or granted by any
                  Government Authority;

                           (ix) all assets reflected on the Preliminary Balance
                  Sheet;

                           (x) all insurance policies relating to the Canadian
                  Business except those relating to the Canadian Employee Plans;

                           (xi) all product certifications;

                           (xii) all books, records, files and papers relating
                  to the foregoing;

                           (xiii) all goodwill associated with the Canadian
                  Business or the Purchased Assets; and

                           (xiv) all employee records except to the extent the
                  disclosure of such would be a breach of applicable law;

                  provided, however, that an Excluded Asset shall not be a Purchased Asset.

                  "REAL PROPERTY" means the Leased Property and the Owned Property.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Substances into air, soil, water, groundwater or other media.

                  "REMEDIAL ACTION" means any response action, removal action, remedial action, closure, corrective action, regulatory permitting, monitoring program, risk assessment, deed restriction, sampling program, investigation or other activity required, allowed by or consistent with any Environmental Law or Governmental Authority to clean up, remove, remediate, treat, abate or otherwise address any Hazardous Substances and shall include by way of example and not limitation, (i) obtaining any Environmental Permits necessary to conduct any such work, (ii) preparing and implementing any plans or studies for such work,
(iii) obtaining a written notice from a Governmental Authority with jurisdiction over the site in question or any portion thereof under Environmental Laws that material additional work is required by such Governmental Authority; and (iv) any other activities required under Environmental Laws to address the presence of Hazardous Substances at the site in question or any portion thereof which exceed standards or criteria applicable to the Real Property or site at issue given its use at the time of Closing.

                  "SAN LEANDRO FACILITIES" means the real property located at 1251 Doolittle Drive and 2375 Davis Street, San Leandro, California.

                  "SELLER GROUP" means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which a Seller is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which Sellers, the Companies or the Subsidiaries or any of their Affiliates is a member prior to the Closing.

                  "SENIOR DEBT LIENS" means the liens on the Purchased Assets, the Shares or any of the assets of the Transferred Companies created under any of the Collateral Documents referred to in the Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of August 15, 2001 among USI, USI GlobalCorp., USI American Holdings, Inc., USI Atlantic Corp., Rexair Holdings Inc., Rexair, Inc., the other subsidiaries of USI party thereto, Wilmington Trust Company and David A. Vanaskey, as Collateral Trustees (the "Collateral Trustees"), Bank of America, N.A., as Debt Coordinator, USI Agent, Rexair Agent and Rexair Collateral Agent and the lenders party thereto, as amended from time to time, for the benefit of the secured parties named therein, including without limitation the Amended and Restated Pledge and Security Agreement dated as of August 15, 2001 among USI and its subsidiaries party thereto and the Collateral Trustees and the Amended and Restated Collateral Trust Agreement dated as of August 15, 2001 among USI and its subsidiaries party thereto and the Collateral Trustees, in each case as amended from time to time. The Senior Debt Liens are listed on Schedule 9.01.

                  "SHARES" means all of the shares of the capital stock of the Companies set forth next to the names of the Companies on Schedule 2.01(a).

                  "SPECIAL PRE-CLOSING ENVIRONMENTAL LIABILITIES" means any Environmental Liabilities to the extent arising out of or relating to the operation of the Transferred Companies, the Canadian Business, the Purchased Assets or the use of the Real Property at any time prior to the Closing Date that relate to those items identified on Exhibit C with respect to the El Dorado, Arkansas facility and the Bucks County, Pennsylvania facility.

                  "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Company.

                  "TAX" means any tax, duty, fee, assessment or charge of any nature whatsoever imposed by any government or taxing authority, domestic or foreign, including, without limitation, any gross or net income, gross or net receipts, minimum, sales, use, ad valorem, asset, value added, stamp, transfer, franchise, withholding, payroll, employment, profit sharing, capital and corporation tax, excise, occupation, premium or property tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto.

                  "TIJUANA FACILITY" means the real property located at Ave. Eje Segundo Oriente-Poniente No. 25, Ciudad Nueva Industrial, Tijuana, Baja California, Mexico.

                  "TRANSFERRED COMPANY" means each of the Companies, the Subsidiaries and Progress (collectively, the Companies, the Subsidiaries and Progress are referred to as the "Transferred Companies").

                  (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                                             SECTION
Accounting Principles..................................................................            2.03(a)
Acquired Business......................................................................            7.10
Agreement..............................................................................          Preamble
Alternate Firm.........................................................................            2.03(a)
Assumed Leases.........................................................................            3.15(b)
Auditor................................................................................            2.03(a)
Benefit Arrangement....................................................................            3.19(a)(iii)
Bulk Sales Laws........................................................................           12.18
Buyer..................................................................................          Preamble
Buyer Deductible.......................................................................           10.03(a)
Buyer Pension Trust....................................................................            8.01(e)
Canadian Contracts.....................................................................            1.01
                                                                                           (Assumed Liabilities)
Canadian Employee Plan.................................................................            3.19(i)
Canadian Employees.....................................................................            3.18(a)
Canadian Seller........................................................................          Preamble
Claim..................................................................................           10.03(a)
Closing................................................................................            2.02
Closing Balance Sheet..................................................................            2.03(a)
Closing Net Worth......................................................................            2.03(a)
Collateral Trustees....................................................................            1.01
                                                                                             (Senior Debt Liens)
COBRA..................................................................................            8.01(a)
Companies..............................................................................            1.01
                                                                                                (Company)
Company Securities.....................................................................            3.05(b)
Company-Specific Plans.................................................................            8.01(b)
Contracts..............................................................................            3.12
Credit Support Documents...............................................................            7.05(b)
Damages................................................................................           10.02(a)
Deficit Amount.........................................................................            2.04(a)
Dispute Resolution Procedure...........................................................           10.03(g)
DOL....................................................................................            3.03(a)
Dual-Lite..............................................................................          Recitals
Environmental Escrow Account...........................................................           10.03(j)
Environmental Escrow Funds.............................................................           10.03(j)
Environmental Policy...................................................................            7.12
Environmental Policy Claim.............................................................            7.12
Employee...............................................................................            3.19(a)(i)
Employee Benefit Plans.................................................................            3.19(a)(ii)
Excess Amount..........................................................................            2.04(a)
Excess Insurance Coverage..............................................................            7.07(a)(iii)
Excess Insurance Coverage Claim........................................................            7.07(b)

FASB Reports...........................................................................            3.19(e)
Final Net Worth........................................................................            2.04(a)
Final Pension Plan Liability...........................................................            8.01(d)(i)
Final Pension Plan Liability Notification..............................................            8.01(d)(i)
Final Pension Plan Liability Objection Notice..........................................            8.01(d)(i)
Financing..............................................................................            4.05
Foreign Employee Benefit Plan..........................................................            3.19(i)
GAAP...................................................................................            2.03(a)
Indemnified Party......................................................................           10.03(a)
Indemnifying Party.....................................................................           10.03(a)
Insurance..............................................................................            3.23
Insurance Assignment and Assumption Agreement .........................................            7.07(a)(ii)
IRS....................................................................................            3.03(a)
JAMS...................................................................................           10.03(l)
LCA....................................................................................          Recitals
Lead Party.............................................................................           10.03(c)
Leased Property........................................................................            3.15(b)
Manufacturing Group....................................................................            3.32
Master Trusts..........................................................................            3.19(b)
Material Contracts.....................................................................            3.12
Multiemployer Plan.....................................................................            3.19(d)
NFA....................................................................................           10.03(e)
New 401(k) Trusts......................................................................            8.01(c)
Non-Lead Party.........................................................................           10.03(c)
No Further Action Determination........................................................           10.03(g)
Objection Notice.......................................................................            2.03(b)
Owned Property.........................................................................            3.15(a)
Parent.................................................................................          Preamble
PBGC...................................................................................            3.19(f)
Pension Plans..........................................................................            3.19(a)(ii)
Personnel..............................................................................            3.10(d)
Post-Closing Tax Period................................................................            8.02
Potential Contributor..................................................................           10.06
Pre-Closing Claims ....................................................................            7.07(e)
Pre-Closing Tax Period.................................................................            8.02
Preliminary Transfers..................................................................            2.01(a)
Prescolite.............................................................................            2.01(a)
Prescolite Texas.......................................................................            3.07(a)
Progress...............................................................................          Recitals
Puerto Rico Grant......................................................................            7.16
Puerto Rico Treasury Department........................................................            7.17
Purchase Price.........................................................................            2.01(c)
PWC....................................................................................            2.03(a)
Reimbursed Amounts.....................................................................            7.07(c)
Remedy Criteria........................................................................           10.03(e)
Restricted Amounts.....................................................................            7.10

San Leandro Facilities Sublease........................................................            7.15
Sarah Place Lease......................................................................            5.08
Schedules..............................................................................           12.11
Self-Insured Reimbursed Amounts........................................................            7.07(d)
Self-Insured Threshold.................................................................            7.07(a)(v)
Seller Names...........................................................................            6.02
Seller Pension Trust...................................................................            8.01(e)
Sellers................................................................................          Preamble
Sellers' Indemnity.....................................................................           10.03(a)
SiTeco.................................................................................            1.01
                                                                                             (Excluded Entities)
SiTeco Supply Agreements...............................................................            7.13
Subsidiary Securities..................................................................            3.08(b)
Target Balance Sheet...................................................................            2.04(a)
Target Net Worth.......................................................................            2.04(a)
Tax Return.............................................................................            3.22
Tax Sharing Agreement..................................................................            9.02(f)
Third Party Claim......................................................................           10.04(b)
Title IV Plan..........................................................................            3.19(f)
Transfer 401(k) Plans..................................................................            8.01(c)
Transfer Date..........................................................................            8.01(e)
Unrelated Accounting Firm..............................................................            2.03(c)
Unrelated Pension Plan Expert..........................................................            8.01(d)(ii)
USI....................................................................................          Recitals
US Seller..............................................................................          Preamble
VCP....................................................................................           10.03(e)
WARN...................................................................................            3.21(b)
Warranty Breach........................................................................           10.02(a)
Welfare Plans..........................................................................            3.19(a)(iii)

                                   ARTICLE 2.
                                PURCHASE AND SALE

         Section 2.01 Preliminary Transfers; Purchase and Sale of Shares and Purchased Assets and Assumption of Liabilities. (a) (a) (i) Notwithstanding the provisions of Section 5.01 hereof or any other provision of this Agreement to the contrary, at or prior to the Closing, (i) the interests of the Dormant Subsidiary shall be transferred, distributed or assigned in one or more transactions and (ii) the lease with respect to the San Leandro Facilities shall be assigned from Prescolite, Inc., a Delaware corporation ("Prescolite"), in each case to Sellers or one or more Affiliates or designees of Sellers other than a Transferred Company (collectively, the "Preliminary Transfers"). Subject to Section 7.15, the form and manner of the Preliminary Transfers shall be reasonably satisfactory to Sellers and Buyer. Sellers shall pay all costs and expenses associated with the Preliminary Transfers including any Taxes, expenses, costs or liabilities.

                           (ii) Upon the terms and subject to the conditions of
this Agreement, US Seller agrees to sell, or cause to be sold, to Buyer, and Buyer agrees to purchase from US Seller the Shares set forth on Schedule 2.01(a) at the Closing.

                  (b) Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Canadian Seller, and Canadian Seller agrees to sell, convey, transfer, assign and deliver to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all of Canadian Seller's right, title and interest in, to and under the Purchased Assets; provided, however, that Purchased Assets shall not include any Excluded Asset. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume all Assumed Liabilities and to subsequently pay, honor and discharge when due and payable in accordance with and subject to the terms and conditions of the relevant governing agreements, commitments and instruments. Buyer expressly understands and agrees that the Excluded Assets shall remain the property of the Canadian Seller and that Buyer shall not have any rights with respect thereto. Canadian Seller agrees to retain those Excluded Liabilities related to the operation of the Canadian Business.

                  (c) The purchase price for the Shares and the Purchased Assets (the "Purchase Price") is $250.0 million in cash. The Purchase Price shall be paid as provided in Section 2.02 and shall be subject to adjustment as provided in Section 2.04.

         Section 2.02 Closing. The closing (the "Closing") of the purchase and sale of the Shares and Purchased Assets hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five business days, after satisfaction of the conditions set forth in Article 9, or at such other time or place as Buyer and US Seller may agree, it being agreed and understood that the parties will use their reasonable efforts to effectuate the Closing on or before April 30, 2002. At the Closing:

                  (a) Buyer shall deliver to US Seller, who shall receive funds on behalf of Sellers, the Purchase Price in immediately available funds by wire transfer to an account of US Seller with a bank designated by US Seller, by notice to Buyer, which notice shall be delivered not later than two business days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of US Seller in such amount).

                  (b) US Seller shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

                  (c) Canadian Seller and Buyer shall enter into an Assignment and Assumption Agreement with respect to the Purchased Assets and Assumed Liabilities substantially in the form attached hereto as Exhibit D.

         Section 2.03 Closing Balance Sheet. (a) As promptly as practicable, but no later than 90 days after the Closing Date, Buyer will use reasonable best efforts to cause to be prepared and delivered to US Seller the Closing Balance Sheet, together with a report of PricewaterhouseCoopers LLP ("PWC") thereon, and a certificate based on such Closing Balance

Sheet setting forth Buyer's calculation of Closing Net Worth; provided, however, that should PWC be unable or unwilling to provide the report described above, Buyer shall promptly engage another independent public accounting firm of national reputation other than KPMG LLP (the "Alternate Firm") to provide such report. PWC or the Alternate Firm, as the case may be, shall hereinafter be referred to as the "Auditor". Buyer shall be responsible for the fees and expenses of the Auditor. The Closing Balance Sheet (the "Closing Balance Sheet") shall (i) fairly present the combined financial position of the Transferred Companies as at the close of business on the Closing Date in accordance with United States generally accepted accounting principles in effect on September 30, 2001 ("GAAP") and as used in the preparation of the Preliminary Balance Sheet as described and supplemented by the principles set forth in Schedule 2.03 (the "Accounting Principles") applied on a basis consistent with those used in the preparation of the Preliminary Balance Sheet and Target Balance Sheet, and
(ii) include line items consistent with those in the Preliminary Balance Sheet (with the exception of the notes and interest payable to affiliates line item) and Target Balance Sheet. Additionally the Closing Balance Sheet shall include
(A) a reserve for self-insured retentions for general liability, automobile and worker's compensation insurance in an amount equal to $3.6 million (which amount shall be identical to the amount set forth on the Target Balance Sheet), (B) goodwill (net) in an amount equal to $45.2 million (which amount shall be identical to the amount set forth on the Target Balance Sheet), (C) assets and liabilities relating to pension plans in amounts equal to $0.6 and $12.5 million, respectively (which amounts shall be identical to the amounts set forth on the Target Balance Sheet) and (D) net assets and liabilities relating to deferred income taxes equal to $0.0 (which amount shall be identical to the amount set forth on the Target Balance Sheet). The parties acknowledge that the calculation of Pension Plan Liability for purposes of Section 8.01(d) shall be determined solely in accordance with that Section and the definition of Pension Plan Liability. "Closing Net Worth" shall mean the combined assets of the Transferred Companies less the combined liabilities of the Transferred Companies, as reflected on the Closing Balance Sheet.

                  (b) If US Seller disagrees with Buyer's calculation of Closing Net Worth delivered pursuant to Section 2.03(a), US Seller may, within 30 days after the work papers of Buyer's independent accountants are made available to it as contemplated by Section 2.03(d),deliver a notice ("Objection Notice") to Buyer disagreeing with such calculation and setting forth US Seller's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which US Seller disagrees, and US Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Net Worth delivered pursuant to Section 2.03(a).

                  (c) If an Objection Notice shall be duly delivered pursuant to
Section 2.03(b), Buyer and US Seller shall, during the 15 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Net Worth, which amount shall not be more than the amount thereof shown in US Seller's calculations delivered pursuant to Section 2.03(b) nor less than the amount thereof shown in Buyer's calculation delivered pursuant to
Section 2.03(a). If, during such period, Buyer and US Seller are unable to reach such agreement, any unresolved disputed items shall be promptly referred to an independent accounting firm jointly selected by Buyer and US Seller with whom none of the parties have a material relationship (the "Unrelated Accounting Firm"). The parties agree that KPMG LLP shall serve as the Unrelated Accounting

Firm, provided that, at the time any services hereunder are required, it meets the standard set forth in the immediately preceding sentence. The Unrelated Accounting Firm shall be directed to render a written report only on the unresolved disputed issues with respect to the Closing Balance Sheet as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. US Seller and Buyer shall use their commercially reasonable efforts to agree on the procedures to be followed by the Unrelated Accounting Firm (including procedures with regard to presentation of evidence) within thirty (30) days following such referral to the Unrelated Accounting Firm. If US Seller and Buyer are unable to agree upon procedures at the end of such thirty
(30) day period, the Unrelated Accounting Firm shall establish such procedures giving due regard to the intention of US Seller and Buyer to resolve disputes as quickly, efficiently and inexpensively as possible, which procedures may be, but not need be, those proposed by either US Seller or Buyer. US Seller and Buyer shall then submit evidence in support of its position on each item in dispute as well as the procedures to be followed by the Unrelated Accounting Firm, and the Unrelated Accounting Firm shall decide the dispute in accordance therewith. In reaching a decision on each item in dispute, the Unrelated Accounting Firm's decision is expressly limited to the selection of either US Seller's or the Buyer's position on each such disputed item. The adjustment contemplated by this
Section 2.03(c) is intended to show the change in net worth of the Transferred Companies from March 30, 2002 to the Closing Date, and each party acknowledges that such change can only be measured if the calculation is done in the same way, using the same methods, at both dates. Upon final resolution of all disputed issues, the Unrelated Accounting Firm shall issue a report showing the calculation of the Closing Net Worth of the Transferred Companies based on the Closing Balance Sheet delivered pursuant to Section 2.03(a) as amended by the determinations of the Unrelated Accounting Firm. The resolution of the dispute by Unrelated Accounting Firm shall be final and binding on the parties.

                  Sellers shall bear the percentage of the fees and expenses of the Unrelated Accounting Firm that equals the difference between US Seller's calculation of Closing Net Worth and the Final Net Worth divided by the difference between US Seller's calculation and Buyer's calculation of Closing Net Worth. Buyer shall bear the percentage of the expenses of the Unrelated Accounting Firm that equals the difference between the Final Net Worth and Buyer's calculation of Closing Net Worth divided by the difference between US Seller's calculation and Buyer's calculation of Closing Net Worth.

                  (d) Buyer and Sellers agree that they will, and agree to cause their respective independent accountants and the Companies and Subsidiaries to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Net Worth and in the conduct of the audits and reviews referred to in this Section 2.03, including without limitation, the making available to the extent reasonably necessary or desirable of books, records, work papers and personnel, including the execution of customary release or indemnification letters required by the Auditor. Additionally, Buyer agrees that with respect to the preparation of the Closing Balance Sheet and the related audit of the Business and the Transferred Companies, the independent accountants of US Seller shall have the right to observe a count of the Inventory in connection with such audit and shall have reasonable access to the work papers and personnel of the Auditor and to the management and employees of Buyer and each Transferred Company in connection therewith. The foregoing notwithstanding, each party agrees that no participation, review or audit contemplated by this Section 2.03(d) shall be conducted in a manner that would unreasonably interfere with the conduct of the business of the other party or its subsidiaries.

         Section 2.04 Adjustment of Purchase Price(a) . (a) If Target Net Worth exceeds Final Net Worth in an amount in excess of $2.0 million (such amount in excess of $2.0 million shall be referred to as the "Deficit Amount") US Seller, on behalf of Sellers, shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.04(b), the Deficit Amount, if any. If Final Net Worth exceeds Target Net Worth in an amount in excess of $2.0 million (such amount in excess of $2.0 million shall be referred to as the "Excess Amount"), Buyer shall pay to US Seller, who shall receive funds on behalf of Sellers, in the manner and with interest as provided in Section 2.04(b), the Excess Amount, if any. "Target Net Worth" means the greater of (i) $235,125,000 or (ii) the combined assets of the Transferred Companies, less the combined liabilities of the Transferred Companies, as set forth on the Target Balance Sheet. "Target Balance Sheet" means the combined balance sheet of the Transferred Companies as of March 30, 2002 prepared in accordance with GAAP as described and supplemented by the Accounting Principles applied on a basis consistent with the Preliminary Balance Sheet (with the exception of the notes and interest payable to affiliates line item) and shall fairly present the combined financial position of the Transferred Companies as of the close of business on March 30, 2002; provided, that the Target Balance Sheet shall include (i) a reserve for self-insured retentions for general liability, automobile and worker's compensation insurance in an amount equal to $3.6 million (which amount shall be identical to the amount set forth on the Closing Balance Sheet), (ii) goodwill (net) in an amount equal to $45.2 million (which amount shall be identical to the amount set forth on the Closing Balance Sheet), (iii) assets and liabilities relating to pension plans in amounts equal to $0.6 and $12.5 million, respectively (which amounts shall be identical to the amounts set forth on the Closing Balance Sheet) and (iv) net assets and liabilities relating to deferred income taxes equal to $0.0 (which amount shall be identical to the amount set forth on the Closing Balance Sheet). The parties acknowledge that the calculation of Pension Plan Liability for purposes of
Section 8.01(d) shall be determined solely in accordance with that Section and the definition of Pension Plan Liability. "Final Net Worth" means the Closing Net Worth (i) as shown in Buyer's calculation delivered pursuant to Section 2.03(a), if no Objection Notice is duly delivered pursuant to Section 2.03(b); or (ii) if such Objection Notice is delivered, (A) as agreed by Buyer and US Seller pursuant to Section 2.03(c), or (B) in the absence of such agreement, as shown in the Unrelated Accounting Firm's calculation delivered pursuant to
Section 2.03(c); provided that in no event shall Final Net Worth be more than US Seller's calculation of Closing Net Worth delivered pursuant to Section 2.03(b) or less than Buyer's calculation of Closing Net Worth delivered pursuant to
Section 2.03(a).

                  (b) Any payment pursuant to Section 2.04(a) shall be made at a mutually convenient time and place within 10 days after the Final Net Worth has been determined by delivery by Buyer or US Seller, on behalf of Sellers, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated by such other party. The amount of any payment to be made pursuant to this Section 2.04 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest publicly announced by Bank of America in San Francisco from time to time as its "reference rate" during the period from the Closing Date to the date of payment.

Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

                  (c) If an adjustment is made with respect to the Purchase Price pursuant to this Section, the purchase price allocations set forth in the Tax Sharing Agreement or on the schedules attached thereto shall be adjusted in accordance with the Code and any other applicable law and as mutually agreed by Buyer and US Seller. In the event that an agreement is not reached within 20 days after the determination of Final Net Worth, any disputed items shall be referred to the Unrelated Accounting Firm to resolve the disputed items. Upon resolution of the disputed items, the purchase price allocations set forth in the Tax Sharing Agreement or on the schedules attached thereto shall be adjusted to reflect such resolution. The costs, fees and expenses of resolving the allocation disputes by the Unrelated Accounting Firm shall be borne equally by Buyer on the one hand and Sellers on the other. Buyer and Sellers agree to file any additional information return required to be filed pursuant to the Code or any state, local, provincial or foreign tax law.

         Section 2.05 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of Buyer or Canadian Seller thereunder. Until the Closing Date, Canadian Seller will use its commercially reasonable efforts (but without the payment of any funds or monies therefore) to obtain consents listed on Schedule 3.04 and after the Closing Date, Canadian Seller will cooperate with Buyer with respect thereto. If such consent is not obtained, Canadian Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

                                   ARTICLE 3.
              Representations and Warranties of Parent and Sellers

                  Each of Parent and Sellers jointly and severally represent and warrant to Buyer as of the date hereof that:

         Section 3.01 Corporate Existence and Power. Each of Parent, Sellers, and the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each of Parent, Sellers, and the Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a material adverse effect on the Parent, Sellers or the Companies.

         Section 3.02 Corporate Authorization. The execution, delivery and performance by Parent and each Seller of this Agreement and the consummation of the transactions contemplated hereby by Parent and each Seller are within the corporate powers of such Parent and Seller and have been duly authorized by all necessary corporate action on the part of such Parent and Seller.

This Agreement has been duly executed and delivered by Parent and each Seller and constitutes a valid and binding agreement of Parent and each Seller enforceable against Parent and each Seller in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         Section 3.03 Governmental Authorization(a) . (a) The execution, delivery and performance by Parent and each Seller of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) filings set forth on Schedule 3.03, and (iii) filings with the Pension Benefit Guaranty Corporation, the Internal Revenue Service ("IRS"), the Department of Labor ("DOL"), any applicable provincial Department or Ministry of Labor and any other similar Governmental Authority with respect to the transfer of assets and liabilities of Employee Benefit Plans pursuant to this Agreement.

                  (b) The Companies and their affiliates (as affiliation is determined under the Competition Act (Canada)), other than Canadian Seller, are not operating businesses for the purpose of the Part IX of the Competition Act (Canada), and the value of the Purchased Assets does not exceed the threshold prescribed by section 110 of the Competition Act (Canada) for the purposes of determining whether the transactions contemplated by this Agreement are subject to pre-merger notification under Part IX of the Competition Act (Canada).

                  (c) Neither the Companies, nor any entity controlled directly or indirectly by the Companies, are a Canadian business within the meaning of the Investment Canada Act, and the value, calculated in the manner prescribed, of the Purchased Assets of the Canadian Business being acquired is not CDN $5,000,000 or more within the meaning of and for the purposes of Part IV of the Investment Canada Act.

         Section 3.04 Noncontravention. The execution, delivery and performance by Parent and Sellers of this Agreement and the consummation of the transactions contemplated hereby by Parent and Sellers do not and will not (i) violate the certificate of incorporation or bylaws of Parent or Sellers, (ii) assuming compliance with the matters referred to in Section 3.03, violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) except as otherwise disclosed on Schedule 3.04, require any material consent or other action by any Person under, constitute a material default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Transferred Company or to a loss of any benefit to which such Transferred Company is entitled under any provision of any material agreement or other instrument binding upon such Transferred Company or (iv) result in the creation or imposition of any Lien on any asset of any Company or Progress, except for any Permitted Liens.

         Section 3.05 Capitalization(a) . (a) The authorized and outstanding capital stock of each Company on the date hereof is set forth in Schedule 3.05.

                  (b) All outstanding shares of capital stock of each Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this

Section 3.05 or on Schedule 3.05, there are no outstanding (i) shares of capital stock or voting securities of the Companies, (ii) securities of any Company convertible into or exchangeable for shares of capital stock or voting securities of such Company or (iii) options, warrants, calls, subscriptions or other rights to acquire from any Company, or other obligation of such Company to issue, any capital stock, voting securities or partnership interests or securities convertible into or exchangeable for capital stock or voting securities or partnership interests of such Company (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of any Company to repurchase, redeem or otherwise acquire any Company Securities or voting trusts or similar agreements to which any Company is a party with respect to the voting of the capital stock of such Company.

         Section 3.06 Ownership of Shares; Title to Purchased Assets(a) . (a) US Seller is the record and beneficial owner of the Shares on Schedule 2.01(a), free and clear of any Lien other than those listed on Schedule 9.01, and will transfer and deliver to Buyer at the Closing valid title to such Shares as set forth on Schedule 2.01(a) free and clear of any Lien other than those created by Buyer or an Affiliate of Buyer.

                  (b) Subject to Section 2.05, upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

         Section 3.07 Condition and Sufficiency of Assets.

                  (a) The Improvements and equipment of the Transferred Companies considered as a whole (giving due account to the age and length of use of same, ordinary wear and tear excepted) are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are currently being put, and none of such Improvements or equipment is in need of maintenance or repairs, in each case, except for ordinary, routine maintenance and repairs that are not material in nature or cost, except for items set forth on Schedule 3.07 or reflected in the Capital Expenditure Plan. The assets of the Transferred Companies are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing, and except as set forth on Schedule 3.07, there are no assets held by, or service performed by, Sellers, the Dormant Subsidiary, Prescolite Lite Controls, Inc., a Texas corporation ("Prescolite Texas") or their other Affiliates (other than the Companies) that are material in nature or cost and relate to the Business.

                  (b) The Dormant Subsidiary does not (i) engage in any active business operations or (ii) hold or reserve any corporate or other names or any assets that relate to or are used in connection with the Business.

         Section 3.08 Subsidiaries(a) . (a) The authorized and outstanding capital stock (including the name of the record and beneficial holder of such shares of capital stock) of each Subsidiary on the date hereof is set forth in
Schedule 3.08(a). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

                  (b) Except as disclosed in Schedule 3.08(b), all of the outstanding capital stock or other voting securities of each Subsidiary is owned by a Company, directly or indirectly, free and clear of any Lien other than those listed on Schedule 9.01. Except as disclosed in Schedule 3.08(b), there are no outstanding (i) securities of any Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from any Company or any Subsidiary (or their respective shareholders or partners, as the case may be), or other obligation of any Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses 3.08(b)(i) and 3.08(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of any Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities or voting trusts or similar agreements to which any Company is a party with respect to the voting of the capital stock of such Company.

         Section 3.09 Financial Statements. The audited combined balance sheets of the Transferred Companies as of September 30, 2000 and 2001, and the related combined statements of operations, changes in invested capital, and cash flows for the three years in the period ended September 30, 2001 are set forth in
Schedule 3.09 and present fairly, in all material respects, the combined financial position of the Transferred Companies at September 30, 2000 and 2001 and the combined results of their operations and their cash flows for each of the three years in the period ended September 30, 2001, in conformity with GAAP as described in Schedule 2.03.

         Section 3.10 Absence of Certain Changes. Except as disclosed in
Schedule 3.10, since the Balance Sheet Date, the business of the Transferred Companies has been conducted in the ordinary course consistent with past practices and there has not been:

                  (a) acquisition by merger, consolidation or purchase of any business or Person by the Transferred Companies, including by purchase of all or substantially all of the assets or a substantial portion of the assets or business of any Person;

                  (b) any material change in any method of accounting or accounting practice by the Transferred Companies except for any such change required by reason of a concurrent change in GAAP;

                  (c) declaration or payment of any dividends on any shares of capital stock of the Transferred Companies (other than dividends payable in the ordinary course or in accordance with cash management practices in the ordinary course of Parent's, Seller's or the Transferred Companies' business);

                  (d) (i) material increase in the compensation payable or to become payable by the Transferred Companies to any of their respective officers, employees, independent contractors or agents (collectively, "Personnel") whose total compensation for services rendered to the Transferred Companies is currently at an annual rate of more than $75,000 (except for normal periodic increases in the ordinary course of business consistent with past practice),

(ii) material bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) material employee welfare, pension, retirement, profit-sharing, insurance or similar payment or arrangement made or agreed to by the Transferred Companies for any Personnel except pursuant to the existing plans and arrangements described in Schedule 3.10 or (iv) material new employment agreement or independent contractor agreement to which the Transferred Companies are a party;

                  (e) material addition to or modification of any Employee Benefit Plan affecting Personnel other than (i) contribution made for the 2001 fiscal year in accordance with the normal practices of the Transferred Companies or (ii) the extension of coverage to other Personnel who became eligible under the terms of the applicable Employee Benefit Plan as in effect on the date hereof;

                  (f) sale (other than sales of Inventory in the ordinary course of business), lease, assignment, transfer or other disposition of any material assets or properties of the Transferred Companies other than in the ordinary course;

                  (g) cancellation of any material Indebtedness or waiver of any claims or rights of substantial value to the Transferred Companies or mortgage, pledge or imposition of any Liens (other than Permitted Liens) on any material asset or property of the Transferred Companies;

                  (h) cancellation or termination of any Contract, that, if in effect on the date hereof, would constitute a Material Contract (other than any termination of any such contract upon expiration of its stated term);

                  (i) capital expenditure or the execution of any lease or any incurring of liability therefor by the Transferred Companies, involving payments in excess of $100,000 individually or $500,000 in the aggregate, except in accordance with the Capital Expenditure Plan;

                  (j) change in accounting methods or practices by the Transferred Companies;

                  (k) revaluation by the Transferred Companies of any of their respective assets, including without limitation, writing off notes or accounts receivable or inventory in any case in excess of reserves, except in the ordinary course consistent with past practice;

                  (l) damage, destruction or loss (whether or not covered by insurance) of any material asset or property of any Transferred Company adversely affecting the properties, business or prospects of the Transferred Companies; or

                  (m) agreement, whether oral or written, by the Transferred Companies to do any of the foregoing.

         Section 3.11 No Undisclosed Liabilities. Except as set forth in
Schedule 3.11, there are no liabilities or obligations of any nature (whether absolute or contingent, liquidated or unliquidated, or due or become due) of the Transferred Companies of any kind, other than:

                  (a) liabilities provided for in the Preliminary Balance Sheet (including to the extent reserved therefor therein) or disclosed in the notes thereto;

                  (b) liabilities not required under the Accounting Principles to be shown on the Preliminary Balance Sheet;

                  (c) performance obligations arising in the ordinary course of business under the Contracts;

                  (d) liabilities incurred in the ordinary course of business since the Balance Sheet Date which are not material to the Transferred Companies, taken as a whole;

                  (e) Excluded Liabilities; and

                  (f) other undisclosed liabilities which, individually or in the aggregate, are not material to the Transferred Companies, taken as a whole.

         Section 3.12 Material Contracts. Schedule 3.12 includes lists of all agreements and contracts of the Transferred Companies (collectively "Contracts") of the following types (such Contracts are collectively, the "Material Contracts"):

                  (a) all patent, trademark, servicemark, tradename, copyright, royalty, license and inventor Contracts, except those relating to "off the shelf" or other standard products;

                  (b) all Contracts (including purchase orders) for the purchase of any materials, supplies, equipment, merchandise or services under which there is a continuing purchase obligation and that involve an annual expenditure by a Transferred Company of more than $50,000 for any one Contract; (c) all Contracts (including sales orders) involving the obligations of a Transferred Company to deliver products or service with an unfilled order balance of more than $50,000;

                  (d) any option or other agreement to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property;

                  (e) any commitment to make a capital expenditure or to purchase a capital asset which is material to the Business, not contemplated by the Capital Expenditure Plan;

                  (f) any agreement or commitment with a third party other than an employee relating to the location of employees or minimum number of employees to be employed by any Transferred Company with respect to the Business;

                  (g) any power of attorney (other than powers of attorney given in the ordinary course of Business with respect to routine export, tax or securities matters);

                  (h) all leases for personal property under which a Transferred Company is either lessor or lessee that involve annual payments or receipts of more than $50,000 for any one lease or commitments for aggregate payments or receipts of more than $250,000 for any one lease;

                  (i) all Contracts, mortgages, indentures, notes, installment obligations and other instruments relating to indebtedness to which a Transferred Company is a party or by which it or its properties are bound, except any such agreement (A) with annual payments by a Transferred Company not exceeding $50,000, (B) which may be prepaid with not more than 60 days notice without the payment of a penalty or (C) entered into subsequent to the date of this Agreement as permitted by Section 5.01;

                  (j) all distributor, representative and agency Contracts that involve an annual payment by a Transferred Company of more than $50,000 for any one Contract;

                  (k) all government Contracts and all other agreements with customers that involve an annual payment to a Transferred Company of more than $50,000 for any one Contract;

                  (l) all material Contracts with any current officer, director or employee of any Transferred Company;

                  (m) all Contracts (whether such Contracts would qualify as an Excluded Liability or not) under which any Transferred Company has agreed to indemnify or guarantee the obligations of any Person (whether in the ordinary course of business, in connection with an asset sale, a sale of all or substantially all of a business or otherwise, except Contracts with customers of the Transferred Companies entered into in the ordinary course of business) or to share tax liability with any Person;

                  (n) all Contracts limiting the freedom of any Transferred Company to engage in any line of business or in any geographic area;

                  (o) all Contracts relating to the acquisition by any Transferred Company of any operating business or the shares or other interests of any Person;

                  (p) except as disclosed in Schedule 3.19, all employment, independent contractor, sales agents, consulting or severance agreements, collective bargaining or labor union agreements, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, or retirement plans or agreements of any Transferred Company; and

                  (q) any agreements, whether written or oral, by any Transferred Company to do any of the foregoing.

                  Sellers have made available to Buyer complete and correct copies of all items listed on Schedule 3.12. Except as disclosed in Schedule 3.12, no Transferred Company is in material default under the terms of any item listed on Schedule 3.12 and each Material Contract to which the Transferred Companies are a party is valid, binding and in full force and effect and is enforceable by the Companies that are party thereto in accordance with its terms. Except as disclosed in Schedule 3.12, the Transferred Companies have performed all material obligations required to be performed by them to date under the Material Contracts and are not in breach or default in any material respect thereunder and, to the knowledge of the Transferred Companies, no other party to any of the Material Contracts is in breach or default in any material respect thereunder, or has repudiated any material provision thereof.

                  Section 3.13 Litigation. Schedule 3.13 sets forth all actions, suits, investigations and proceedings pending against, or to the Knowledge of Sellers, threatened in writing against or affecting, the Transferred Companies or any of their respective properties before any court or arbitrator or any Governmental Authority, (a) which would reasonably be expected to involve liability equal to or greater than $125,000, (b) which would reasonably be expected to involve any asbestos related liabilities or (c) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, and identifies whether such actions, suits, investigations, proceedings and threats are or would reasonably be expected to be covered by insurance or a third-party indemnification.

                  Section 3.14 Compliance with Laws and Court Orders. No Transferred Company is (i) in violation of its respective articles of incorporation or by-laws or similar organizational documents, or (ii) in violation in any material respect of any material applicable law, rule, regulation, judgment, statute, permit or other approvals (other than Environmental Laws which are addressed in Section 3.20) applicable to the Transferred Company or the Real Property, injunction, order or decree. Each Transferred Company conducts the Business in compliance in all material respects with all applicable laws (other than Environmental Laws which are addressed in Section 3.20). No Seller or Transferred Company has received any written notice to the effect that with respect to the operation of the Business or the ownership of the Purchased Assets such Seller or Transferred Company is not currently in material compliance with any applicable laws (other than Environmental Laws which are addressed in Section 3.20).

                  Section 3.15 Real Property

                           (a) Owned Property. Schedule 3.15(a)(1) lists the
addresses and record owners of all real property used in the Business and now owned by any Transferred Company (the "Owned Property"). There is no Owned Property used in the Canadian Business. With respect to each parcel of Owned Property, (1) the applicable Transferred Company has good and marketable fee simple title to such parcel, free and clear of any and all Liens other than Permitted Liens and the Senior Debt Liens set forth in Schedule 9.01 (all of such Senior Debt Liens will be released at Closing); (2) there are no leases, subleases, licenses, options, rights, concessions or other agreements, granting to any party or parties the right of use or occupancy of any portion of such parcel, and there are no third parties who are in possession of or who are using any such parcel or any portion thereof; (3) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel or any portion thereof or interest therein, except as shown on Schedule 3.15(a)(2); (4) except as disclosed in the title commitments, surveys and title insurance policies listed on Schedule 3.15(a)(3) each such parcel abuts on or has direct, permanent vehicular access to a public road; (5) there is no (a) pending or, to the Knowledge of Sellers, threatened condemnation proceeding relating to such parcel, (b) pending or, to the Knowledge of Sellers, threatened special assessment, that has been made or is pending or threatened relating to any Owned Property or any portion thereof or (c) other proceeding or action pending or, to the Knowledge of Sellers, threatened, which would be reasonably likely to have a material adverse effect on the current use or occupancy of, such parcel; (6) without limiting the generality of the provisions of Section 3.14 hereof, except as set forth on Schedule 3.15(a)(3) there are no violations of any applicable zoning ordinances, building codes, land laws, restrictive covenants or easements applicable to the Owned Property and/or the Improvements on the Owned Property and/or the use and occupancy thereof which would be reasonably likely to have a material adverse effect on the current use or occupancy of the Owned Property; (7) such parcel has access to the utilities necessary for the operation of the Improvements located thereon as currently conducted; and (8) except as shown on the flood hazard search reports listed on
Schedule 3.15(a)(4), and except as disclosed on the surveys listed on Schedule 3.15(a)(3), no portion of the Owned Property is located in a special flood hazard area as designated by any federal governmental authorities (with respect to any portion of the Owned Property that is located in such a flood hazard zone, to the Knowledge of Sellers the Transferred Company carries adequate flood hazard insurance under an insurance Policy specified on Schedule 3.23). Except as otherwise disclosed on Schedule 3.15(a)(2), no Transferred Company holds any option, right of first refusal or similar right to purchase any additional parcel of real property or any portion thereof or interest therein. Prior to the date hereof, each Transferred Company has delivered to Buyer true and correct copies of all title reports, title policies and recent surveys it has with respect to any of the Owned Property.

                           (b) Leased Property. Schedule 3.15(b) lists all real
property (including all land and buildings) which is leased by any Transferred Company as lessee or sublessee (the "Leased Property"). The Sellers have delivered or made available to Buyer complete and accurate copies of the written leases and subleases for all Leased Property, including all amendments and modifications pursuant to which the Transferred Company leases the Leased Property (the "Assumed Leases"). Each applicable Transferred Company has good and valid leasehold title to, and enjoys peaceful and quiet possession of, the respective Leased Property, free and clear of any and all Encumbrances other than any Permitted Lien that would not cause the termination of the applicable Assumed Lease by the lessor thereunder. With respect to each parcel of Leased Property, (1) to the Knowledge of Sellers, there are no pending or threatened proceedings (including, without limitation, condemnation or eminent domain proceedings or any other matter which would be reasonably likely to have a material adverse effect on the current use or occupancy of such Leased Property) relating to such Leased Property or any portion thereof, (2) except as disclosed on Schedule 3.15(a)(3), no Transferred Company or, to the Knowledge of Sellers, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any Person the right to use or occupy such Leased Property or any portion thereof or interest therein, (3) no Transferred Company has received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto; (4) to the Knowledge of Sellers, such parcel has access to the utilities necessary for the operation of the Improvements thereon as currently conducted, and abuts on or has direct, permanent vehicular access to a public road. Without limiting the generality of the provisions of Section 3.14 hereof, there are no violations of any applicable zoning ordinances, building codes, land laws, restrictive covenants or easements applicable to the Leased Property and/or the Improvements on the Leased Property and/or the use and occupancy thereof, with which the Transferred Company, as lessee or sublessee of such Leased Property, is responsible for complying, which, if not cured, would be reasonably likely to have a material adverse effect on the current use or occupation of the Leased Property. With respect to each of the Assumed Leases, (a) such lease is in full force and effect and is valid, binding and enforceable in accordance with its respective terms; (b) no material amount payable under any Assumed Lease is past due beyond any applicable cure period except those being contested, in good faith and in accordance with the provisions of the applicable Assumed Lease, as being due and owing under such Assumed Lease; (c) no Transferred Company has received actual notice of or is otherwise aware of any default or any event that has occurred which, with the giving of notice or the passage of time, or both, would constitute a default by either the lessor or the lessee that would entitle either party to damages or the right to terminate the applicable Assumed Lease; and (d) except as otherwise disclosed on Schedule 3.15(b) and Schedule 9.01 no Transferred Company has subleased, assigned, mortgaged, pledged or otherwise encumbered its interest under any Assumed Lease, nor has any such party entered into any agreement or commitment to take any such action.

                           (c) Real Property Generally. The Owned Property and
the Leased Property constitute all of the real property used in the Business as currently conducted, and except as disclosed on Schedule 3.15(a)(3), no Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Owned Property or Leased Property. No Transferred Company is a party to or otherwise bound by any leasing commission or brokerage agreements with respect to any Owned Property or Assumed Leases for which any Transferred Company or Buyer or any of their Affiliates will have any liability. All construction or other work performed on the Improvements has been or will be paid for in the ordinary course of business; provided, with respect to Improvements located on Leased Property, this clause shall only apply to construction or other work that the lessee is required to pay for under the applicable lease.

         Section 3.16 Intellectual Property. (a) Schedule 3.16(a) contains a complete and accurate list of all: (i) registered patents, industrial designs, trademarks, trade names, copyrights and domain names, and pending applications therefor, owned by each Transferred Company and (ii) unregistered trademarks, trade names and corporate names used by each Transferred Company. Schedule 3.16(a) also contains a complete and accurate list of all licenses and other rights granted by each Transferred Company to any third party or another Transferred Company with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to any Transferred Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights but not including licenses arising from the purchase of "off the shelf" or other standard products.

                  (b) Each Transferred Company solely owns all right, title and interest in and to all of the Intellectual Property Rights listed on Schedule 3.16(a) free and clear of all Liens or claims of others. Each Transferred Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of each Transferred Company as presently conducted and as presently proposed by the Transferred Companies to be conducted, free and clear of all Liens or claims of others. Except as disclosed in Schedule 3.16(b), no Transferred Company is contractually obligated or under any contractual liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights, with respect to the use thereof or in connection with the operations of the business of the Transferred Companies.

                  (c) Each Transferred Company has taken or will take all necessary actions to maintain the Intellectual Property Rights that they own or license, including the payment of any and all filing fees, renewal fees, registration fees and/or any other fees or payments that are currently or will become due and payable prior to Closing to maintain or secure the Intellectual Property Rights that the Transferred Companies own or license, other than Intellectual Property Rights specifically identified as such on Schedule 3.16(c) that are no longer necessary in the conduct of the Business and that the loss thereof would not be material to the Business as a whole or any Transferred Company individually. Except as set forth on Schedule 3.13, there have been no claims made or threatened against any Transferred Company asserting the invalidity, misuse or unenforceability of any of Intellectual Property Rights owned by them or, to the Knowledge of Sellers, licensed to them or that such Intellectual Property Rights infringe, misappropriate or conflict with any Intellectual Property Rights of others, and to the Knowledge of Sellers, there are no valid grounds for the same. To the Knowledge of Sellers, the operations of the business of the Transferred Companies has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor would any future conduct as presently contemplated by the Transferred Companies infringe, misappropriate or conflict with any Intellectual Property Rights of others nor is any Intellectual Property Rights of any of the Transferred Companies subject to an outstanding injunction, order, decree or agreement restructuring the use or licensing thereof by the Transferred Companies. Except as set forth on Schedule 3.16(c), to the Knowledge of Sellers, the Intellectual Property Rights owned by or licensed to each Transferred Company have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement will have no adverse effect on any of the Transferred Companies' right, title and interest in and to the Intellectual Property Rights listed on Schedule 3.16(a).

         Section 3.17 Finders' Fees. Except for Deutsche Banc Alex Brown and Credit Suisse First Boston whose fees will be paid by Sellers, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers or the Transferred Companies who might be entitled to any fee or commission from the Transferred Companies in connection with the transactions contemplated by this Agreement.

         Section 3.18 Employees(a). (a) Except as set forth in Schedule 3.18, all employees who are engaged in the Business are employed by the Transferred Companies.

                  (b) Except as set forth on Schedule 3.18, no Employee has any agreement as to length of notice (or payment in lieu of notice) or severance payment owing upon termination of his or her employment, other than such which would result by law from the employment of an Employee without an agreement as to notice or severance.

                  (c) Schedule 3.18 lists the names of all individuals engaged by Canadian Seller as independent contractors in the Canadian Business.

         Section 3.19 Employee Benefit Plans.

                  (a) Definitions.

                           (i) The term "Employees" shall mean all current and
                  former employees of the Companies and the Subsidiaries, as well as those employees of Canadian Seller employed in connection with the Canadian Business (the "Canadian Employees"), including any such employees on approved leaves of absence (whether family leave, workers' compensation, medical leave, pregnancy or parental leave or otherwise), and the term "Employee" shall mean any of the Employees.

                           (ii) The term "Employee Benefit Plans" shall mean
                  each and all "employee benefit plans" as defined in Section 3(3) of ERISA, including any Foreign Employee Benefit Plans maintained or contributed to by a Transferred Company or a Seller or ERISA Affiliate, or any predecessor or in which a Transferred Company or a Seller or ERISA Affiliate or any predecessor participates or participated and which provides benefits to Employees, which shall include (a) any such plans that are "employee welfare benefit plans", as defined in
                  Section 3(1) of ERISA, including, but not limited to, retiree medical and life insurance plans ("Welfare Plans") and (b) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA or to which any of the Transferred Companies contribute or may become liable to contribute ("Pension Plans").

                           (iii) The term "Benefit Arrangements" shall mean any
                  life and health insurance (or other commitment providing for insurance coverage, including, without limitation, any self-insured arrangements), post-retirement insurance, hospitalization, savings, bonus, stock option, stock purchase, stock appreciation right, deferred compensation, incentive compensation, holiday, vacation, termination, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, contracts, collective bargaining agreements, individual employment, consultancy, termination contracts or severance contracts, plans and other policies or practices of the Transferred Companies providing employee or executive compensation or benefits to Employees (whether written or oral), other than Employee Benefit Plans.

                  (b) Schedule 3.19(b) lists all Employee Benefit Plans and all Benefit Arrangements. Such Schedule 3.19(b) also indicates whether any Pension Plans listed thereon participate in trusts sponsored by entities other than the Companies or the Subsidiaries for investment of plan assets (the "Master Trusts"). With respect to each of the Employee Benefit Plans and Benefit Arrangements, Sellers have delivered or made available to Buyer, as applicable, true and complete copies of any: (i) plans or programs or agreements and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the annual report (Form 5500 Series) for the past three fiscal years; (iii) actuarial valuation for the past three fiscal years; (iv) the most recent determination letter received from the Internal Revenue Service; and (v) a description of complete age, salary, service, and related data as of the last day of the last plan year for all Employees. All such reports (Form 5500 Series) with respect to each Employee Benefit Plans have been properly filed in all material respects including the payment in full of any late fees, interest and penalties, if, and to the extent applicable.

                  (c) Except as shown on Schedule 3.19(c), (i) each of the Transferred Companies is in compliance with the terms of each Employee Benefit Plan or Benefit Arrangement, as applicable, and each Employee Benefit Plan or Benefit Arrangement has been maintained in accordance with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations including, without limitation, ERISA, the Code and the PR Code, as applicable; (ii) each Pension Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification or the corresponding provisions of the PR Code with respect to Pension Plans for the Puerto Rico resident Employees, or in the unqualified written opinion of Sellers' employee benefits counsel furnished to Buyer would receive a favorable determination letter if submitted to the Internal Revenue Service; its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and, to the Knowledge of Sellers, nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (iii) there are no material actions or proceedings (other than routine claims for benefits) pending or, to the Knowledge of Sellers, threatened, with respect to any such Employee Benefit Plan or Benefit Arrangement or against the assets of any such Employee Benefit Plan or any fiduciary to any such Employee Benefit Plan or Benefit Arrangement with respect to such plans or arrangements.

                  (d) (i) There has been no non-exempt "prohibited transaction" (and there will be none as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Employee Benefit Plan or Benefit Arrangement, as applicable; and (ii) except as shown on Schedule 3.19(d), none of the Companies, the Subsidiaries nor US Seller is or was during the preceding six years obligated to contribute to any multiemployer plan (as defined in Section 4001(a)(13) of ERISA, "Multiemployer Plan") covering Employees which would give rise to any obligation by a Company and none of the Companies has assumed any obligation of any predecessor of a Company with respect to any Multiemployer Plan covering Employees (including, without limitation, the obligation pursuant to an agreement entered into in accordance with Section 4204 of ERISA). None of US Seller, the Companies nor any of its ERISA Affiliates has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                  (e) Except as shown on Schedule 3.19(e) or as required by
Section 4980B of the Code, where applicable, no Employee Benefit Plan or Benefit Arrangement provides medical or death benefits with respect to Employees beyond their retirement or other termination of employment. Any continuation coverage provided under any Welfare Plans is in good-faith compliance with Section 4980B of the Code and is at the expense of the participant or beneficiary. Copies of the most recent reports (the "FASB Reports") regarding post-retirement benefits under Employee Benefit Plans, other than pension benefits, prepared in accordance with Financial Accounting Standards Board Statement No. 106 as amended, have been made available to Buyer. Except as shown on Schedule 3.19(e), there has been no significant adverse change in the benefit formulas in the Employee Benefit Plans covered by any such FASB Report since the date of such report.

                  (f) No accumulated funding deficiency or unpaid required installments within the meaning of Section 412 of the Code exists with respect to any Employee Benefit Plan that is subject to Title IV of ERISA (a "Title IV Plan"), whether or not waived. With respect to each Title IV Plan, there has not occurred any reportable event within the meaning of Section 4043 of ERISA or the regulations thereunder. The Pension Benefit Guaranty Corporation (the "PBGC") has not instituted or, to the Knowledge of Sellers, threatened a proceeding to terminate any Title IV Plan. US Seller has paid all premiums (and interest charges and penalties for late payments, if applicable), due to the PBGC with respect to each Employee Benefit Plan for each plan year thereof for which such premiums are required. Neither US Seller nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

                  (g) With respect to the merger or spin-off of any Employee Benefit Plans or any assets thereunder occurring prior to the Closing Date, all applicable IRS Forms or Puerto Rico ruling requests, where applicable, have been timely filed by the relevant Company or Subsidiary or US Seller and any and all rules set forth in ERISA, the Code or the PR Code, where applicable, or the regulations thereunder providing for the protection of participants in such Employee Benefit Plans have been followed, including, but not limited to, the rule providing that each participant of any such plan will be entitled to a benefit after the merger or spin-off equal to or exceeding the benefit before such merger or spin-off and, in the case of a merger or spin-off between two defined contribution Employee Benefit Plans, the rule providing that each participant shall have an account balance after the merger at least equal to their account balance before such merger or spin-off.

                  (h) No Employee Benefit Plan or Benefit Arrangement or any other agreement, program, policy or other arrangement by or to which any Company, any Subsidiary or US Seller is a party, is bound or is otherwise liable, by its terms or in effect could reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement which payment would (a) constitute an "excess parachute payment" within the meaning of Section 280G of the Code or (b) not be deductible under Section 162(a)(1) or 404 of the Code.

                  (i) Each Foreign Employee Benefit Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with applicable regulatory entities. All contributions or premiums required to be paid by the Sellers under the terms of each Canadian Employee Plan or by applicable law have been made in a timely fashion with such law and the terms of such Plan. Except as properly reported in the books and records of the Companies or as indicated on Schedule 3.19(i), none of the Transferred Companies has incurred any obligations in connection with the termination of or withdrawal from any Foreign Employee Benefit Plan, or has any unfunded liability with respect to benefits under any such Foreign Employee Benefit Plan. "Foreign Employee Benefit Plan" means (A) any plan, fund or other similar program established or maintained outside the United States of America by a Company, a Subsidiary or a Seller primarily for the benefit of Employees residing outside of the United States of America which plan, fund or other similar program provides retirement income for such Employees, results in a deferral of income for such Employees in contemplation of retirement or provides payments to be made to such Employees upon termination of employment, and which plan is not subject to ERISA or the Code, and (B) any plan, fund or other similar program established or maintained outside the United States of America by a Company, a Subsidiary or a Seller primarily for the benefit of Employees residing outside of the United States of America which plan, fund or similar program is not described in clause (A) above including, but not limited to, any plan, fund or other similar program established or maintained outside the United States of America by a Company, a Subsidiary or a Seller providing benefits comparable to those provided under Welfare Plans. For purposes hereof, the term "Canadian Employee Plan" shall mean Foreign Employee Benefit Plans maintained for or covering any of the Canadian Employees.

         Section 3.20 Environmental Matters.(a) Except as set forth in Schedule
3.20 or for such matters which individually could not reasonably be expected to result in Environmental Liability in excess or $100,000:

                  (a) Each Seller, the Transferred Companies, and their respective operations is in material compliance with applicable Environmental Law;

                  (b) Each of the Sellers and the Transferred Companies have obtained, are maintaining in full force and effect, and are in material compliance with all necessary permits and other authorizations required under applicable Environmental Laws;

                  (c) No Environmental Claims have been asserted against either Sellers or any of the Transferred Companies, or to the Knowledge of Sellers, any Person for whose conduct Sellers or any of the Transferred Companies may be held responsible. Neither Sellers nor any of the Transferred Companies have knowledge or notice of any threatened or pending Environmental Claim against Sellers, any of the Transferred Companies, or any Person for whom Sellers or any of the Transferred Companies may be held responsible.

                  (d) To the Knowledge of Sellers, no Environmental Claims have been asserted against any facilities that may have received Hazardous Substances generated by the Sellers or the Transferred Companies.

                  (e) To the Knowledge of each Seller, there is no event, condition, circumstance, activity, practice, incident, action or plan which could reasonably be expected (i) to materially interfere with or prevent continued compliance with Environmental Laws by each Seller, the Transferred Company, or their respective operations, (ii) to give rise to any material Environmental Liability (defined below), or (iii) otherwise to form the basis of any Environmental Claim that could reasonably be expected to result in a material Environmental Liability. Without limiting the foregoing, to the Knowledge of Sellers, there has been no Release of Hazardous Substances at any of the properties owned or operated by Sellers or the Transferred Companies which in any case could reasonably be expected to give rise to a material Environmental Liability.

                  (f) Each Seller has made available to Buyer true and correct copies of all non-privileged environmental reports, studies, investigations and material correspondence regarding (i) any Environmental Liabilities of the Sellers or the Transferred Companies and (ii) any environmental conditions relating to the Sellers, the Transferred Companies, or their respective operations.

         Section 3.21 Labor Matters. (a) Except as set forth on Schedule 3.21(a), there are no collective bargaining agreements in effect relating to the Employees of any Transferred Company or any other contract or commitment to any labor union or association representing any Employee of any Transferred Company nor does any labor union or collective bargaining agent represent or hold bargaining rights with respect to any Employee of any Transferred Company. To the Knowledge of Sellers, except as set forth on Schedule 3.21(a), (i) there is no organizational effort currently being made or threatened to organize employees of any Transferred Company and no such action has occurred within the past two years, (ii) there are no written or duly filed grievances outstanding against any Transferred Company under any collective bargaining agreement, (iii) within the past two years, there has been no strike, slow-down, work stoppage, arbitration or other material work-related dispute involving any Transferred Company, and to the Knowledge of Sellers no such action is now pending or threatened, and (iv) within the past two years, no proceeding or petition has been filed against any Transferred Company or no controversy or dispute between any Transferred Company and any Employee is pending relating to the alleged violation of any legal requirement pertaining to labor relations including, but not limited to, any unfair labor practice complaint, or to employment matters, including any charge, complaint or petition filed by an Employee or labor organization or labor union with the National Labor Relations Board, the Equal Employment Opportunity Commission, the U.S. Department of Labor or any comparable Governmental Authority, any of which could reasonably be expected to result in a material liability. To the Knowledge of Sellers, each Transferred Company is in compliance in all material respects with the terms of, and is not currently in default in any material respect under, any collective bargaining agreement or other labor union contract covering any Employees.

                  (b) Except as set forth on Schedule 3.21(b), no Company or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state or foreign laws, including with respect to the provision of any notice of any plant closing or mass layoff taking place up to and including the Closing Date, which remains unpaid or unsatisfied or which has not been accrued. Except as set forth on
Schedule 3.21(b), no Company or Subsidiary has laid off more than 10% of its Employees at any single site of employment in any 90-day period during the last 12 months.

         Section 3.22 Tax Matters. Except as set forth on Schedule 3.22, (i) each Company, each Subsidiary and each Seller have filed (or caused to be filed) in a timely manner, all federal, state, local and foreign returns, reports, statements and forms required to be filed under the Code, the PR Code or applicable state, local or foreign tax laws (the "Tax Returns") and such Tax Returns are true, complete and correct in all material respects; (ii) each Company and each Subsidiary (and Canadian Seller) have paid (or the Seller Group of which such entity is or was a member has paid) all Taxes that have been incurred or are due and for which each Company and each Subsidiary (and Canadian Seller) could be liable whether to taxing authorities or to third parties; (iii) there is no outstanding agreement, waiver or consent providing for an extension of the statutory period of limitations with respect to any Taxes or Tax Returns of any Company or any Subsidiary (and Canadian Seller) and no power of attorney granted by any Company or any Subsidiary or any Seller Group with respect to any tax matter is currently in force; (iv) no tax liens (except for liens for Taxes not yet due) have been filed and there is no action, suit, proceeding, investigation, audit or claim now pending against any Company or any Subsidiary (or Canadian Seller) with respect to any Tax, or with respect to which any Company or any

Subsidiary (or Canadian Seller) could be severally liable under Treasury Regulation Section 1.1502-6 or any comparable state, local or foreign tax provisions; (v) each Company and each Subsidiary (and Canadian Seller) has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and is not liable for any Taxes for failure to comply with such laws, rules and regulations, (vi) no Company or Subsidiary is a party to or is otherwise bound by any agreement or understanding providing for the allocation or sharing of Taxes or has any obligation or liability under any such agreement or understanding to which it was once a party or otherwise bound;
(vii) no Company or Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by such Company or such Subsidiary and to the Knowledge of Sellers, the Internal Revenue Service has not proposed any such adjustment or change in accounting method; (viii) no Company or Subsidiary has filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes for any tax year ended after December 31, 1995; (ix) no Company or Subsidiary has filed any agreement or consent under Section 341(f) of the Code; and (x) no property of any Transferred Company organized in the United States is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that Buyer will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986. Schedule 3.22 contains a list of any federal income tax audits of USI that were concluded by the Internal Revenue Service with respect to Taxes of any Transferred Company within three years of the date of this Agreement. US Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code and will furnish an affidavit of this status substantially in the form of Exhibit E. None of the Purchased Assets are located in either (A) Ontario and subject to Ontario Retail Sales Act or (B) British Columbia and subject to British Columbia Social Service Tax. Canadian Seller is not a non-resident of Canada for purposes of the Income Tax Act (Canada). Canadian Seller is registered within the meaning of Part IX of the Excise Tax Act (Canada) and Chapter VIII of An Act Representing the Quebec Sales Tax and its registration numbers are as follows: Federal Business Number 125343822 and Quebec Business Number (NEQ) 1144025427 and MRQ Identification Number 1003856662 TQ0001.*

         Section 3.23 Insurance. Schedule 3.23 contains a correct and complete list and description of the insurance Policies in force and effect in respect of the Business, properties and assets, including insurance on personnel (collectively, the "Insurance"). The Insurance is in full force and effect and protects the Sellers and the Transferred Companies against such losses and risks as is consistent with industry practice. None of the Sellers and the Transferred Companies is in default under, or in non-compliance with, any insurance policy. To the Knowledge of the Sellers, there are no material liabilities for which the Sellers and the Transferred Companies are not insured which are not described in
Schedule 3.23. The Sellers and the Transferred Companies have not been refused insurance by any insurance carrier to which it has applied for insurance for the period from January 1, 1999 until the Closing Date.

         Section 3.24 Customers. Sellers have provided to Buyer the names and addresses of the ten largest customers of the Transferred Companies that ordered goods or merchandise from the Transferred Companies during the fiscal years ended September 30, 2000 and September 30, 2001, and during the five-month period ended February 28, 2002 and the approximate amount during such period for which each such customer was involved. Except as disclosed in Schedule 3.24, neither Company has received any actual notice nor has any valid reason to believe that any of its customers listed in Schedule
3.24 has ceased, nor will cease, to use its products, equipment, goods or services, nor has substantially reduced, nor will substantially reduce, the use of such product, equipment, goods or services at any time.

         Section 3.25 Suppliers. Sellers have provided to Buyer the names and address of the ten largest suppliers of the Transferred Companies that sold goods or merchandise to the Transferred Companies during the fiscal years ended September 30, 2000 and September 30, 2001, and during the five-month period ended February 28, 2002 and the approximate amount during such period for which the Transferred Companies were invoiced by each such supplier. Except as disclosed in Schedule 3.25, neither Company has received any actual notice or has any valid reason to believe that any such supplier will not sell raw material, supplies, merchandise and other goods to the Transferred Companies at any time after the Closing Date on terms and conditions substantially similar to those currently in effect, subject only to general and customary price increases.

         Section 3.26 Working Capital; Accounts Receivable. Except as set forth in Schedule 3.26, the accounts receivable reflected on the Preliminary Balance Sheet result from bona fide transactions with third parties and are reflected on the Preliminary Balance Sheet consistent with past practice and collection rates with respect to such accounts receivable considered as a whole, are currently expected to conform to historical levels experienced by the Transferred Companies; and none of such accounts receivable or other debts is currently subject to any counterclaim or set-off except to the extent of any such provision or reserve. Other than changes in the ordinary course of business, there has been no material adverse change in the amount of the Transferred Companies' working capital from that reflected on the Preliminary Balance Sheet.

         Section 3.27 Inventories. Schedule 3.27 contains a complete and accurate list of all of the addresses at which any substantial portion of the Inventory of each Transferred Company is located and identifies which such locations are Owned Property and Leased Property and which locations are in possession of Inventory for consignment or other purposes. The values at which the Inventory is shown on the Preliminary Balance Sheet have been determined in accordance with the normal valuation policy of the Transferred Companies, and in accordance with GAAP, each consistently applied throughout the periods covered by the financial statements set forth in Section 3.09. The Inventory (and items of Inventory acquired or manufactured subsequent to the Balance Sheet Date) consists, and will as of the Closing Date consist, only of items of a quality commercially usable in the ordinary course of the Transferred Companies' business determined in accordance with the accounting policies of the Transferred Companies set forth on Schedule 2.03, and the present quantities of all Inventory, are reasonable in the present circumstances of the Business.
Schedule 2.03 also sets forth the accounting policies of the Transferred Companies with respect to the Inventory, including policies with respect to the write-off of excess or obsolete Inventory.

         Section 3.28 Product Liability/Warranty/Recalls. Except as expressly disclosed on Schedule 3.28, the Transferred Companies or Sellers have not received within the last five (5) years written notice of any claim or threatened written claim for any (a) any warranty claims that involve liability equal to or greater than $25,000 individually or $200,000 in the aggregate with respect to a group of similar claims in connection with the Business or (b) product liability claims or product recalls in connection with the Business.

         Section 3.29 Permits. Sellers have all material Permits (other than those permits or authorizations relating to Environmental Laws which are addressed in Section 3.20) required to conduct the Business as now being conducted. All such Permits are valid and in full force and effect and are listed on Schedule 3.29. Sellers have not violated and are in compliance with all such Permits.

         Section 3.30 Bank Accounts. Set forth in Schedule 3.30 is an accurate and complete list showing the name and address of each bank in which each Transferred Company has an account or safe deposit box and the number of any such account or box.

         Section 3.31 Powers of Attorney. Set forth in Schedule 3.31 is an accurate and complete list of the names of all persons, if any, holding powers of attorney from each Transferred Company and a summary statement of the terms thereof.

         Section 3.32 Corporate Existence and Manufacturing Matters. Each Transferred Company (other than Progress, which is a division of Canadian Seller) has at all times maintained a separate corporate existence from Parent and its Affiliates, including without limitation, Zurn Industries, Inc., Jacuzzi, Inc. and Selkirk, Inc. (the "Manufacturing Group) and none of the Transferred Companies have at any time manufactured products that are the same as or substantially similar to the products that are or have been manufactured by the Manufacturing Group.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as of the date hereof that:

         Section 4.01 Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         Section 4.02 Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         Section 4.03 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any Governmental

Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) filings with the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor and any other similar Governmental Authority with respect to the transfer of assets and liabilities of Employee Benefit Plans pursuant to this Agreement.

         Section 4.04 Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in
Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any material consent or other action by any Person under, constitute a material default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Buyer or to a loss of any material benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer.

         Section 4.05 Financing. Buyer has, or will have at the Closing, the financial capacity to perform all of the obligations under this Agreement and the closing documents to be executed hereunder.

         Section 4.06 Purchase for Investment. Buyer is purchasing the applicable Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof and will not sell such Shares in violation of applicable federal, state, provincial or foreign securities laws. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

         Section 4.07 Litigation. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Buyer threatened in writing against, or affecting Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         Section 4.08 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Sellers or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 4.09 Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Transferred Companies, as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that Sellers have given Buyer full access to the key Employees, documents and facilities of the Transferred Companies. Buyer will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Shares of the Companies and the Subsidiaries and the Purchased

Assets in the condition they are in on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Sellers, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that Sellers make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Transferred Companies or the future business and operations of the Transferred Companies, (ii) accuracy of any information developed by Sellers' consultants as set forth in those environmental reports relating to certain Real Property or (iii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Transferred Companies or their respective businesses or operations, except as expressly set forth in this Agreement.

         Section 4.10 Canadian Registrations. For purposes of the election under
Section 167 of the Excise Tax Act (Canada), Buyer is acquiring under this Agreement ownership, possession or use of all or substantially all of the property that, assuming the accuracy of Parent's and Sellers' representations set forth in Section 3.07, can reasonably be regarded as being necessary for Buyer to be capable of carrying on the Canadian Business as a business.

                                   ARTICLE 5.
                         COVENANTS OF PARENT AND SELLERS

              Parent and Sellers jointly and severally agree that:

         Section 5.01 Interim Operations and Conduct of the Company. Each Seller covenants and agrees that, (i) except as contemplated by this Agreement, (ii) except as disclosed on Schedule 5.01 or any other Schedule, (iii) the Capital Expenditure Plan or (iv) without the prior written consent of Buyer, after the date hereof and prior to the Closing Date:

                  (a) the business of the Transferred Companies shall be conducted only in the ordinary and usual course of business consistent with past practice;

                  (b) the Transferred Companies shall not amend their respective articles of incorporation or by-laws or similar organizational documents;

                  (c) no Transferred Company shall (i) split, combine or reclassify any of the Shares; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any of the Shares other than in accordance with cash management practices in the ordinary course of Sellers', Parent's or the Transferred Companies' business; (iii) issue or sell any additional Shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of the Shares or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                  (d) no Transferred Company shall (i) adopt any new Employee Benefit Plan or Benefit Arrangement, except in the ordinary and usual course of business or as may be required by applicable law, or amend any existing employee benefit plan in any material respect, except for changes which may be required by applicable law or (ii) increase any compensation or enter into or amend any employment, severance, termination or similar agreement with any of its present or future officers or directors, except for normal increases in the ordinary and usual course of business and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs;

                  (e) no Transferred Company shall, except as may be required or contemplated by this Agreement or in the ordinary and usual course of business, acquire, sell, lease or dispose of any assets which, in the aggregate, are material to the Transferred Companies, except for the transfer to the Transferred Companies, prior to the Closing, of assets related to the business of the Transferred Companies held by Affiliates, all of which assets are set forth on Schedules;

                  (f) no Transferred Company shall (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person except in the ordinary and usual course of business consistent with past practice in an amount which, in the aggregate, is not material to the Transferred Companies; (iii) make any material loans, advances or capital contributions to, or investments in, any other person other than in the ordinary and usual course of business consistent with past practice;
(iv) pledge or otherwise encumber the Shares or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any such asset;

                  (g) no Transferred Company shall acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                  (h) no Transferred Company shall adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                  (i) no Transferred Company shall materially change any of the tax or accounting methods or elections used by it unless required by GAAP or applicable law;

                  (j) no Transferred Company shall authorize or enter into an agreement to do any of the foregoing; and

                  (k) the Transferred Companies shall continue to make capital expenditures substantially in accordance with the Capital Expenditure Plan.

         Section 5.02 Access to Information. From the date hereof until the Closing Date, Sellers will (i) give, and will cause each Transferred Company to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Transferred Companies, (ii) furnish, and will cause each Transferred Company to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to such Transferred Company as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Sellers, the Companies, Progress or the

Subsidiaries to cooperate with Buyer in its investigation of the Transferred Companies. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Transferred Companies. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Sellers, Progress, the Companies or the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in Sellers' good faith opinion is sensitive or the disclosure of which could subject any Seller, any Transferred Company to risk of liability.

         Section 5.03 Resignations. Set forth in Schedule 5.03(a) is a true and complete list of all directors and officers of each of the Transferred Companies as of the date hereof. Schedule 5.03(a)(i) sets forth a true and complete list of all directors of each of the Transferred Companies whose resignations US Seller shall deliver to Buyer on the Closing Date. Schedule 5.03(a)(ii) sets forth a true and complete list of the executive officers of each of the Transferred Companies whose resignations US Seller shall deliver to Buyer on the Closing Date.

         Section 5.04 Matters Related to Intellectual Property.

                  (a) Certain of the patents, trademarks and copyrights listed on Schedule 3.16(a) are not held in the name of any Transferred Company and are specifically identified as such. Except with regard to the patents, trademarks and copyrights identified on Schedule 3.16(c), Sellers shall as promptly as practicable, commencing on the day following the date hereof, either (i) assign such patents, trademarks and copyrights to a Transferred Company or (ii) make a name change filing to reflect the proper name of the Transferred Company as appropriate.

                  (b) Substantially all of the patents, trademarks and copyrights listed on Schedule 3.16(a) are subject to a security interest held by Wilmington Trust Company. Prior to Closing, all such security interests shall be released by Wilmington Trust Company in accordance with Section 7.11.

                  (c) Upon the written request of Buyer, Sellers shall, at their expense, provide reasonable assistance, and shall execute any documentation, as may be reasonably requested, to properly and completely transfer to, and vest in, Buyer all of Sellers' right, title and/or interest in and to the Intellectual Property Rights set forth on Schedule 3.16(a). This shall include, without acting as a limitation, and within a reasonable time after the Closing Date, executing any documentation necessary with any state, federal and/or foreign government agency, including without limitation the United States Patent and Trademark Office and any comparable foreign patent and/or trademark office, to duly and properly file any registrations, assignments and/or recordals as necessary to fully transfer and vest all of Sellers' rights in and to the Intellectual Property Rights to Buyer as provided in this Agreement. In addition, Parent, Sellers and their Affiliates shall discontinue all use of the names of the Dormant Subsidiary and Prescolite Texas, including without limitation, any trade names, doing business as names, corporate names and registrations, domain names, logos, service marks, trade dress and applications for registration thereof and the right, title and interest to the Intellectual Property Rights associated with such names shall be fully transferred to and vested in Buyer free and clear of all Liens and without any additional consideration or payment.

         Section 5.05 Provincial Sales Tax Clearance Certificate. On or prior to the Closing, Canadian Seller shall use its commercially reasonable best efforts to provide Buyer with a clearance certificate issued under Section 6 of the Retail Sales Tax Act (Ontario) and a certificate from the Ministry of Finance and Corporate Relations in British Columbia pursuant to Section 99 of the Social Service Tax Act (British Columbia), indicating that all taxes collected by Canadian Seller up to the Closing Date (or the nearest date of the Closing Date as may be practicable) have been paid.

         Section 5.06 Bank Account Signatories. On or before March 27, 2002, Sellers shall provide Buyer with an updated Schedule 3.30 with respect to bank accounts and safe deposit boxes which shall include and specifically identify the names of all persons authorized to draw on and have access to such bank accounts and safe deposit boxes.

         Section 5.07 Financing Assistance. Sellers acknowledge that Buyer may fund, in whole or in part, the Purchase Price (or refinance any interim financing used to fund the Purchase Price) through capital markets financing transactions and that this process will necessitate the creation and dissemination to potential investors of customary offering materials as well as the filing of one or more registration statements with the United States Securities and Exchange Commission as part of such process or, following such process, pursuant to customary registration rights arrangements. Sellers agree to use all commercially reasonable efforts to facilitate such transactions, including but not limited to (i) providing all information, including financial information, reasonably requested by Buyer for inclusion in its offering materials or any related governmental filings and (ii) causing its accountants to provide (x) consents to the use of the Transferred Companies' audited and unaudited financial statements in relevant offering documents and any related governmental filings, (y) consents to the use of their name in a customary manner in any such offering materials and related governmental filings and (z) customary "cold comfort" letters in connection with financial information of the Transferred Companies included in any such offering materials and related governmental filings.

         Section 5.08 Real Property. Schedule 5.08 identifies a lease for real property (the "Sarah Place Lease") that requires the tenant thereunder to deliver notice to the landlord relating to a change in control of tenant. At or prior to Closing, Sellers shall deliver such notice in accordance with the terms of the Sarah Place Lease.

                                   ARTICLE 6.
                               COVENANTS OF BUYER

                  Buyer agrees that:

         Section 6.01 Access. Buyer will and will cause each Transferred Company, on and after the Closing Date, to afford promptly to Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Sellers shall not unreasonably interfere with the conduct of the business of Buyer or the Transferred Companies; provided further that the covenant to afford such access shall expire concurrently with any applicable statute of limitations with respect any particular matter. Sellers will hold, and will use their commercially reasonable efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Transferred Companies provided to it pursuant to this Section.

         Section 6.02 Trademarks; Tradenames. After the Closing, Buyer shall not, and shall not permit their Affiliates to, use the names "USI" or "U.S. Industries, Inc." or any derivative thereof (the "Seller Names"). Buyer and the Transferred Companies shall promptly, but no later than the first anniversary of the Closing Date, destroy all business cards, signs, displays and other materials that contain the Seller Names. Notwithstanding the foregoing, for a period of the first anniversary of the Closing Date, the Transferred Companies may continue to use the Seller Names on any stationery, promotional materials, manuals or packaging in possession of a Transferred Company prior to the Closing Date so long as Buyer and the Transferred Companies destroy all remaining materials at the end of such period.

         Section 6.03 Preservation of Records. Buyer and Sellers each agree, at their own expense, that they (a) shall preserve and keep those records of the Transferred Companies relating exclusively to ongoing litigation or other Government Authority, for a period of five (5) years from the Closing, or for any longer periods as may be required by any Government Authority or ongoing litigation; so long as Buyer or Sellers, as the case may be, is notified in writing by such Government Authority, parties relating to such ongoing litigation or by Buyer, in the case of Sellers, or Sellers in the case of Buyer, that such records must be kept by the party receiving such notice beyond such five-year period and (b) shall make such records available to Buyer or Sellers, as the case may be, as may be reasonably requested. In the event either party wishes to destroy such records after the time specified above, such party shall first give thirty (30) days' prior written notice to the other which shall have the right at its option and expense, upon prior written notice given to the notifying party within that thirty (30) day period, to take possession of the records within thirty (30) days after receipt of the initial notice.

         Section 6.04 Certain Post-Closing Assistance by Buyer. Buyer agrees to cause the appropriate personnel of the Transferred Companies at no cost or expense to Sellers, to prepare all customary accounting, tax, employment, benefits-related and similar reports for the Transferred Companies for periods up to the Closing Date which are reasonably requested by Sellers. Sellers agree to provide Buyer, at no cost or expense to Buyer, with information in the possession and control of Sellers in respect of accounting, employment, benefits-related and similar reports for Buyer after the Closing Date to the extent reasonably requested by Buyer.

                                   ARTICLE 7.
                         COVENANTS OF BUYER AND SELLERS

                  Buyer on the one hand, and Parent and Sellers jointly and severally on the other hand, agree that:

         Section 7.01 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer, Parent and Sellers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement;

provided that nothing in the Agreement shall obligate Buyer or its Affiliates to
(i) sell or restructure any of its business or assets including the Purchased Assets and the assets of the Transferred Companies, (ii) agree to amend Contracts or make concessions materially adverse to Buyer or the Business, or
(iii) take any other action materially adverse to Buyer or the Business. Sellers and Buyer agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Transferred Companies, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         Section 7.02 Certain Filings. (a) Sellers and Buyer shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, but at its own expense, file any reports or notifications or furnish information and pay any fees that may be required to be paid by it under applicable law including filings under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Each party will use its reasonable efforts to obtain any early termination of any applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable. Each party shall each pay one-half the cost of any filing required under the HSR Act.

         Section 7.03 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. If Buyer or a Seller, or parent or other affiliated entity of such parties, is so required to issue a press release or otherwise make a public statement, they shall inform and provide draft copies to the other parties hereto for review and comment prior to issuing it. Buyer agrees that Sellers may deliver a copy of this Agreement to the holders of the Senior Debt Liens and any other persons reasonably requested by such holders.

         Section 7.04 Notices of Certain Events. From the date hereof until the Closing Date, Sellers and Buyer shall promptly notify the other of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations or proceedings commenced relating to Sellers, Buyer or the Transferred Companies that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or 4.07.

         Section 7.05 Treasury Matters. (a) Sellers shall continue to cause the funding of the Transferred Companies' checks, in accordance with past practices, which are presented for payment through the Closing Date. Sellers shall have no obligation to fund checks which are presented for payment after the Closing Date, provided that such payable has been properly recorded on the Closing Balance Sheet in accordance with the Accounting Principles. Buyer shall assume all of the bank accounts of Progress as provided in Section 2.01(b) on the Closing Date and be prepared to fund the above-mentioned checks which are presented for payment after the Closing Date. Amounts received in the lockbox and depository accounts of Sellers through the Closing Date shall be retained by Sellers notwithstanding that, consistent with past practices, such collections may not be credited to Sellers or their Affiliates until after the Closing Date; provided that such amounts retained by Sellers shall not be included in the Closing Balance Sheet.

                  (b) Certain of the Transferred Companies are party to or financially supported by certain letters of credit and guarantees in respect of which a Seller or its Affiliates are subject to continuing obligations (the "Credit Support Documents"), each of which is set forth on Schedule 7.05. The parties shall use their reasonable best efforts to terminate the Credit Support Documents as soon as practicable after the Closing. Buyer shall use its reasonable best efforts to cause the obligations which are secured by the Credit Support Documents to be secured or discharged in such a manner that Sellers or their Affiliates will not be required to make any payments relating to the periods after the Closing under the Credit Support Documents in relation thereto. Should any such payments be required of and paid by a Seller, Buyer shall reimburse such Seller making payment immediately upon demand. The Transferred Companies shall not incur any new obligations secured or supported by the Credit Support Documents after the Closing and Buyer shall cause the Transferred Companies not to incur any such obligations.

         Section 7.06 Approvals and Consents; Cooperation; Notification.

                  (a) The parties hereto shall use their respective commercially reasonable best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third-party authorizations, approvals, consents, Permits or waivers required in order to consummate the transactions contemplated by this Agreement.

                  (b) Sellers shall give prompt notice to Buyer of the occurrence of any event that would reasonably be expected to have a Material Adverse Effect on the Business, and Buyer shall give prompt notice to Sellers of the occurrence of any event that could impair Buyer's ability to consummate the transactions contemplated hereunder.

         Section 7.07 Insurance Policies. (a) The parties agree that the benefit of the insurance policies covering the business, operations, assets or properties of the Transferred Companies shall be transferred to Buyer as follows:

                           (i) the worker's compensation insurance Policy
                  currently in effect under which LCA is the named insured and Pacific Employers Insurance Company, an Ace USA company is the insurer shall remain in full force and effect;

                           (ii) all primary insurance coverage provided by
                  third-party insurers under the Policies identified on Schedule 7.07(a)(ii) shall be assumed by Buyer pursuant to the Assumption Agreement (the "Insurance Assignment and Assumption Agreement") attached hereto as Exhibit F;

                           (iii) all stop loss, excess liability and umbrella
                  coverage provided by third-party insurers under the policies identified on Schedule 7.07(a)(iii) (the "Excess Insurance Coverage") shall be retained by Parent and administered in accordance with the provisions of Sections 7.07(b) and (c);

                           (iv) Sellers shall secure appropriate tail coverage
                  on the claims made based Policies specified on Schedule 7.07(a)(iv), in such amounts and for such periods as are set forth in such Schedule; and

                           (v) Sellers shall be responsible for all liabilities
                  relating to matters intended to be covered by the reserves for self-insured retentions for general liability, automobile and worker's compensation insurance set forth on the Closing Balance Sheet to the extent, and only to the extent, the aggregate amount of such liabilities exceed $3.6 million (the "Self-Insured Threshold") and Buyer shall be responsible for all such liabilities up to the Self-Insured Threshold.

                  (b) Sellers agree to take such action as may be reasonably necessary to maintain the Excess Insurance Coverage after the Closing for the benefit of the Buyer and not to voluntarily relinquish or terminate such Insurance Coverage. To the extent that any claim with respect to the Assumed Liabilities that arises out of any act, omission, occurrence, fact or circumstance existing or occurring prior to the Closing Date is made against any Buyer and/or any Seller, and the Excess Insurance Coverage by its terms applies to such claim (any such claim, an "Excess Insurance Coverage Claim"), the Sellers shall submit such Excess Insurance Coverage Claim upon becoming aware thereof to the insurer under the applicable insurance policy for potential payment. The Buyer shall reimburse the Sellers for any applicable administrative and processing fees, premiums, deductibles or other costs and expenses imposed by the insurer and paid by the Sellers relating to Excess Insurance Coverage Claims and the processing thereof. In addition, the Sellers agree to cooperate with the Buyer to make the benefits of the Excess Insurance Coverage available to the Buyer (subject to the terms and conditions of such Excess Insurance Coverage) and continue, from and after the Closing, to process such Excess Insurance Coverage Claims in the ordinary course of business in substantially the same manner as similar claims were processed prior to the Closing Date. In the event that (i) the Sellers receive any proceeds of the Excess Insurance Coverage with respect to any Excess Insurance Coverage Claims thereunder and
(ii) such claim has been paid by the Buyer, the Sellers shall promptly pay or reimburse the Buyer with respect to the amount so paid by the Buyer net of any applicable administrative or processing fees, premiums, deductibles or other costs and expenses of the Sellers relating thereto.

                  (c) With respect to the Buyer's obligation to reimburse the Sellers for any amounts described in this Section 7.07 (the "Reimbursed Amounts"), the Sellers and the Buyer agree that (i) the Sellers will invoice the Buyer on a monthly basis for all Reimbursed Amounts paid or incurred by the Sellers with appropriate supporting details and (ii) the Buyer agrees to pay the amount reflected on such invoices as promptly as practicable and in any event within ten (10) days of receipt of any such invoice with appropriate supporting details.

                  (d) With respect to the Sellers' obligation to reimburse Buyer for any amounts described in Section 7.07(a)(v) (the "Self-Insured Reimbursed Amounts"), following the date on which the Self-Insured Threshold has been met,
(i) Buyer will invoice US Seller on a monthly basis for all Self-Insured Reimbursed Amounts paid or incurred by Buyer with appropriate supporting details and (ii) US Seller agrees to pay the amount reflected on such invoices as promptly as practicable and in any event within ten (10) days of receipt of any such invoice with appropriate supporting details.

                  (e) With regard to the Policies referred to in Sections 7.07(a)(i) and 7.07(a)(ii), Buyer agrees that it shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld), replace, in any manner, the claims administrator currently managing the Claims under such Policies or delegate the duties performed by such claims administrator to any other Person. Buyer further agrees that it shall furnish, or cause to be furnished, to Parent (i) a quarterly loss run report with respect to Claims relating to events or circumstances occurring prior to the Closing Date that are either covered by a Policy of a Transferred Company or will be counted against the Self-Insured Threshold ("Pre-Closing Claims") and (ii) prompt notice of any Pre-Closing Claim for which a reserve in excess of $100,000 has been established. With respect to any Pre-Closing Claim identified in the quarterly loss run report referred to in clause (i) above or in any notice delivered pursuant to clause (ii) above, Parent shall have the right to consult with Buyer regarding the handling of such Pre-Closing Claim and Buyer agrees to consider Parent's views with respect thereto.

         Section 7.08 No Solicitation. (a) Parent and Sellers agree that, for a period of two (2) years from the Closing Date, Parent and Sellers shall not in any capacity, either separately, jointly or in association with others, directly or indirectly, employ or seek to employ any Person or agent who is then employed or retained by the Business or any business of the Buyer that is substantially similar to the Business (or who was so employed or retained at any time within the six months prior to the date the Parent or Sellers employs or seeks to employ such Person).

                  (b) Buyer agrees that, for a period of two (2) years from the Closing Date, it shall not, and shall not permit the Transferred Companies, in any capacity, either separately, jointly or in association with others, directly or indirectly, employ or seek to employ any Person or agent who is then employed or retained by SiTeco or its subsidiaries (or who was so employed or retained at any time within the six months prior to the date the Buyer or any Transferred Company employs or seeks to employ such Person).

                  (c) The foregoing notwithstanding, it shall not constitute a violation of this Section 7.08 for any party to make a general solicitation for employment or other services contained in a newspaper, other periodical or on the internet.

                  (d) In the event the agreement in this Section 7.08 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                  (e) Sellers acknowledge that a breach of the covenants contained in this Section 7.08 will cause irreparable damage to Buyer or the Business, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Sellers agree that if Sellers breach the covenant contained in this Section 7.08, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security.

         Section 7.09 No Negotiation

                  Unless and until this Agreement is terminated, Parent and Sellers shall not, and shall cause its respective directors, officers, employees, representatives, agents, advisors, accountants and attorneys not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, the Business or the Transferred Companies, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Parent and Sellers hereby represent that neither Parent nor Sellers are now engaged in discussions or negotiations with any party other than Buyer and its representatives, with respect to any of the foregoing. Parent and Sellers agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Parent or Sellers are a party.

         Section 7.10 Non-competition.

                  (a) As an inducement for Buyer to enter into this Agreement, Parent and Sellers agree that for a period of five (5) years after the Closing (the "Restricted Period"), neither Parent nor Sellers shall, without Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or act as a director, officer, employee, partner, or consultant with, any profit or non-profit business or organization, which competes in North America (including the territories of the United States) with the Business or any business of Buyer substantially similar to the Business; provided, however, any Excluded Entity's purchase or other acquisition of a business (an "Acquired Business") that competes in North America (including the territories of the United States) with the Business or any business of Buyer substantially similar to the Business shall not be deemed to violate this Section 7.10, so long as the portion of the Acquired Business that competes in North America (including the territories of the United States) with the Business or any business of Buyer substantially similar to the Business (i) represents less than 5% of the total annual gross revenues of the Acquired Business and (ii) has less than $10.0 million in total annual gross revenues, in each case based on the Acquired Business' last full fiscal year. Each


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
of Parent and Sellers agree to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are confidential information and essential in the operation of the Business.

                  (b) In the event the agreement in this Section 7.10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                  (c) Sellers acknowledge that a breach of the covenants contained in this Section 7.10 will cause irreparable damage to Buyer or the Business, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Sellers agree that if Sellers breach the covenant contained in this Section 7.10, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security.

         Section 7.11 Discharge of All Indebtedness. Except as disclosed on
Schedule 7.11, prior to Closing, the Sellers shall discharge or cause to be discharged, all Indebtedness (including, without limitation, all Indebtedness secured by the Senior Debt Liens and all prepayment penalties and costs associated therewith) and cause the release of all Liens in connection with such Indebtedness.

         Section 7.12 Environmental Insurance. Prior to the Closing Date, Parent and Sellers hereby agree, at their sole expense, to purchase insurance coverage (the "Environmental Policy") for certain Pre-Closing Environmental Liabilities in such amounts and on such other terms and conditions as specified on Schedule
7.12. Buyer shall cooperate with Parent and Sellers in obtaining this Environmental Policy. Each of the Sellers, Parent and Buyer shall be named as a co-insured party under such Environmental Policy. To the extent that any claim with respect to such Pre-Closing Environmental Liabilities that arises out of any act, omission, occurrence, fact or circumstance existing or occurring prior to the Closing Date is made against Buyer, Parent and/or any Seller, and the Environmental Policy by its terms applies to such claim (any such claim, an "Environmental Policy Claim"), the Buyer agrees to submit such Environmental Policy Claim upon becoming aware thereof to the Sellers and Sellers shall undertake all necessary notices and communications with the insurer under the Environmental Policy for potential payment. Any proceeds received by Buyer, Parent or Sellers from the Environmental Policy with respect to any Environmental Policy Claim shall be divided pro rata between Parent and Sellers on the one hand and Buyer on the other hand, based upon the allocation of the liability for the Damages related to such Environmental Policy Claim between Parent and Sellers on the one hand, and Buyer on the other hand, pursuant to the provisions of Section 10.03. Notwithstanding anything in this Section 7.12 to the contrary, any party entitled to indemnification pursuant to Section 10.03 shall be entitled to such indemnification in accordance with the provisions of
Section 10.03 regardless of whether a Environmental Policy Claim is pursued and regardless of whether any proceeds from such claim are collected.

         Section 7.13 Supply Arrangements. Parent and Sellers agree to cause (a) SiTeco to sell and/or license to Columbia Lighting, Inc., a Delaware corporation, and Prescolite products at prices in effect as of the date hereof and in quantities consistent with the projected sales volumes and (b) Kim Lighting, Inc., a Delaware corporation, to Sell and/or license to SiTeco products at prices in effect as of the date hereof and in quantities consistent with the projected purchasing volume, in each case for a period of at least one year after the Closing Date and on such other terms and conditions mutually acceptable to Parent, Sellers and Buyer in accordance with supply agreements to be entered into prior to Closing (the "SiTeco Supply Agreements").

         Section 7.14 Extension of Agreement. Parent and Sellers agree to cause the agreement identified on Schedule 7.14 to be extended or reinstated, as appropriate, with Dual-Lite as a party thereto, on substantially the same terms and conditions as set forth in such agreement at least until April 30, 2003.

         Section 7.15 San Leandro Facilities Sublease. Simultaneously with the Closing, Parent and Sellers agree to cause the entity to which the lease with respect to the San Leandro Facilities is assigned prior to Closing to enter into a sublease (the "San Leandro Facilities Sublease") with Buyer with respect to the San Leandro Facilities for a term of eighteen (18) months, substantially in the form of the San Leandro Facilities Sublease attached hereto as Exhibit G.

         Section 7.16 The Puerto Rico Grant.

                  With respect to the grant of the Industrial Tax Exemption issued to Dual-Lite Manufacturing Inc., Case No. 78-57-I-91, as amended through Case No. EI-99-18 (78-57-I-91)-G (the "Puerto Rico Grant"), Parent and Sellers shall take such actions and use their commercially reasonable efforts to cooperate fully with Buyer in Buyer's efforts to obtain authorization for the transfer of control of Dual-Lite Manufacturing Inc. to Buyer, including, but not limited to, the execution and filing of any applications with the Puerto Rico Office of Industrial Tax Exemption, the issuance or provision of any other consents, instructions or information, and the taking of any actions necessary to achieve such transfer.

         Section 7.17 Tax Certificates.

                  With respect to any Transferred Company operating in the Commonwealth of Puerto Rico, on or before the Closing, Parent and Sellers shall provide Buyer with a Negative Debt Certificate issued by the Center for the Collection of Municipal Revenue with respect to real and personal taxes and a Negative Debt Certificate issued by the Treasury Department of Puerto Rico ("Puerto Rico Treasury Department") with respect to income, excise and any other taxes or licenses administered by the Puerto Rico Treasury Department.

                                   ARTICLE 8.
                      EMPLOYMENT AND CANADIAN TAX MATTERS

         Section 8.01 Employee and Employee Benefit Matters.

                  (a) Employment of Employees at Closing. On the Closing Date, Buyer shall continue to employ the Employees (other than the Canadian Employees) of the Companies and their Subsidiaries. Employees not covered by a collective bargaining agreement shall be employed at substantially equivalent (except that in determining any such equivalence, any benefit relating to equity ownership (including stock options) of any entity shall not be taken into account) compensation and benefit levels. Employees covered by a collective bargaining agreement shall be employed, at the same wages and on the same terms and conditions of employment in effect as of the Closing Date. Additionally, Buyer agrees to continue the Employee Benefit Plans and Benefit Arrangements either
(A) pursuant to any collective bargaining agreement, as may be amended from time to time or (B) for Employees not covered by a collective bargaining agreement, on substantially equivalent terms, in the aggregate, for a period of six (6) months following the Closing Date; provided, however, that Buyer shall not be obligated to continue any stock contribution under the Transfer 401(k) Plan, stock option plans or any other equity plan or arrangement maintained by the Companies and their Subsidiaries or Sellers granting options to any Employees for the purchase of any Shares or shares of common stock of Sellers. Subject to the Closing, Buyer shall deliver a letter to all Canadian Employees confirming the sale of the Canadian Business and stating that, in accordance with applicable law, the terms and conditions of employment of such employees of the Canadian Business after Closing will be continued by Buyer on terms substantially equivalent in the aggregate to those existing as of the Closing Date (except that in determining any such equivalence, any benefit relating to equity ownership (including stock options) of any entity shall not be taken into account). Buyer shall indemnify Sellers from any and all termination or severance liability incurred with respect to terminations subsequent to the Closing Date, and Sellers shall indemnify Buyer from any and all termination or severance liability incurred on or prior to the Closing Date which has not been properly accrued prior to the Closing Date (including, without limitation, any liability related to or arising out of WARN, the continuation coverage rules of
Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA ("COBRA"), and any similar state, local or foreign laws with respect to the Employees).

                  (b) Assumption of Plans. From and after the Closing Date, Buyer shall cause the Companies and Subsidiaries to retain sponsorship of each Employee Benefit Plan or Benefit Arrangement (excluding Canadian Employee Plans) maintained by any Company or Subsidiary primarily for the benefit of Employees (excluding Canadian Employees) ("Company-Specific Plans").

                  (c) Transfer of Assets of 401(k) Plans. After the Closing Date, Sellers shall cause the assets of the Employees' accounts (reflecting all earnings through the Closing Date and all contribution obligations accrued through the Closing Date) of the USI Retirement Savings and Investment Plan (the "Transfer 401(k) Plan") held in Master Trusts to be transferred to a successor trust or trusts or other funding medium established by a Buyer (the "New 401(k) Trust"). Such transfer shall occur as soon as reasonably practicable following
(i) receipt by US Seller of (A) notification from Buyer that the New 401(k) Trust has been established and (B) an opinion from counsel to US Seller that the Transfer 401(k) Plan and the trust pursuant thereto meet the requirements of Sections 401(a), 401(k), if applicable, and 501(a) of the Code or corresponding provisions of the PR Code, where applicable, and (ii) the lapse of at least thirty (30) days after the filing of any required Form 5310 with respect to the transfer of assets of the Transfer 401(k) Plan.

                  (d) (i) As promptly as practicable, but no later than 90 days after the Closing Date, US Seller will use reasonable best efforts to cause to be prepared and delivered to Buyer a calculation of the Pension Plan Liability (the "Final Pension Plan Liability") as of the last day of the calendar month in which the Closing Date occurs, and a certificate setting forth US Seller's calculation of the Final Pension Plan Liability (the "Final Pension Plan Liability Notification"). If Buyer disagrees with US Seller's calculation of the Final Pension Plan Liability set forth in the Final Pension Plan Liability Notification, Buyer may, within 30 days after delivery of the Final Pension Plan Liability Notification, deliver a notice ("Final Pension Plan Liability Objection Notice") to US Seller disagreeing with such calculation and setting forth Buyer's calculation of such amount.

                      (ii) If a Final Pension Plan Liability Objection Notice shall be duly delivered pursuant to Section 8.01(d)(i), Buyer and US Seller shall, during the 15 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Final Pension Plan Liability, which amount shall not be more than the amount thereof shown in Buyer's calculations set forth in the Final Pension Plan Liability Objection Notice nor less than the amount thereof shown in US Seller's calculation set forth in the Final Pension Plan Liability Notification. If, during such period, Buyer and US Seller are unable to reach such agreement, any unresolved disputed items shall be promptly referred to an independent pension plan expert jointly selected by Buyer and US Seller with whom none of the parties have a material relationship (the "Unrelated Pension Plan Expert").

                      (iii) The Unrelated Pension Plan Expert shall be directed to render a calculation of the Final Pension Plan Liability in accordance with definition of Pension Plan Liability and other provisions of this Agreement as promptly as practicable. Upon determining the Final Pension Plan Liability, the Unrelated Pension Plan Expert shall issue a report showing its calculation. The calculation of the Final Pension Plan Liability by the Unrelated Pension Plan Expert shall be final and binding on the parties.

                      The party whose calculation, as set forth in the Final Pension Plan Liability Notification, in the case of US Seller, or as set forth in the Final Pension Plan Liability Objection Notice, in the case of Buyer, is further from the calculation rendered by the Unrelated Pension Plan Expert shall bear all of the fees and expenses of the Unrelated Pension Plan Expert.

                      Buyer and Sellers agree that they will, and agree to cause their respective independent accountants and the Companies and Subsidiaries to, cooperate and assist in the preparation of the Final Pension Plan Liability, including without limitation, the making available to the extent necessary of books, records, work papers and personnel, including the execution of customary release or indemnification letters required by the Unrelated Pension Plan Expert.

                      (iv) If the Final Pension Plan Liability, as determined in accordance with the procedures set forth herein, exceeds $18 million, the US Seller shall pay to Buyer the amount in excess of $18 million. Any payment pursuant to this Section shall be made at a mutually convenient time and place within 10 days after the Final Pension Plan Liability has been finally determined, by delivery by US Seller, of a certified or official bank check payable in immediately available funds to Buyer or by causing such payments to be credited to such account of Buyer as may be designated by Buyer.

                  (e) Transfer of Pension Plan Assets. The assets of the Pension Plans (excluding Canadian Employee Plans or the Transfer 401(k) Plan) shall be transferred from the trusts pursuant thereto (the "Seller Pension Trust") to one or more pension trusts to be established by Buyer (the "Buyer Pension Trust"). Such transfers shall occur as soon as practicable following the last day of the calendar month in which the Closing Date occurs (the "Transfer Date") and shall be made in cash or in kind as the parties shall agree, except that the full fair market value of any non-publicly traded securities (as mutually agreed by the parties) shall be transferred in cash. If, within 60 days following the Transfer Date as of which benefit payments are due to any participant or beneficiary in any of the Pension Plans, Buyer informs Sellers that the Buyer Pension Trust is not administratively able to make any such payment, Buyer shall cause the Buyer Pension Trust to transfer, in cash, the amount of any such payments to the Seller Pension Trust and Sellers shall cause such trust to make such payment.

                  (f) (i) Notwithstanding the foregoing, Buyer shall not assume any of the Canadian Employee Plans or liability for accrued benefits or any other liability under or in respect of any of the Canadian Employee Plans; (ii) the Canadian Employees shall, as of the Closing Date, cease to accrue further benefits under the Canadian Employee Plans; and (iii) Buyer shall enroll the Canadian Employees in benefit and pension plans sponsored by the Buyer which shall recognize the credited service date of the Canadian Employees as disclosed in Schedule 3.18 for purposes of eligibility to participate, vesting and entitlement to benefits under such replacement plans but not for the purpose of benefit accrual. Buyer shall waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Canadian Employees under the Buyer's benefit and pension plans. After the date hereof, Sellers shall promptly provide to the Buyer, at the request of Buyer, all employee data reasonably necessary to enable the Buyer to establish and administer replacement plans for the Canadian Employees.

                  (g) Interim Administration of Plans. Prior to the transfer of the assets of the Transfer 401(k) Plan to the New 401(k) Trust pursuant to
Section 8.01(c), and prior to the assets of the Pension Plan being transferred to Buyer Pension Trust pursuant to Section 8.01, Sellers shall continue the administration of such plan and the Company-Specific Plans in accordance with past practice. For purposes of the preceding sentence, "administration of plans" shall include all actions required on a routine basis for the proper maintenance of the Transfer 401(k) Plan and Company-Specific Plans, including but not limited to, transfer to the applicable trusts of any employer contributions, employee contribution, and loan payments and, except as otherwise provided for in Section 8.01(e) with respect to Pension Plans, the payment of all benefits or other distributions to participants required by the provisions of such plans. As consideration for the Sellers' obligation to continue the administration of such plans, Buyer agrees to reimburse Sellers, upon the delivery of proper invoices identifying the charges (but not any allocation of overhead) associated with the applicable plan and services provided, for pro rata out-of-pocket expenses incurred by Sellers in administration of the plans including, but not limited to, the routine fees charged by the Transfer Plan's or Company-Specific Plans' trustees, actuaries or third-party administrators in accordance with past practice.

                  (h) Sellers and Buyer agree to provide each other with such records and information as they may reasonably request in order to carry out their respective obligations under Section 8.01. During the period following the Closing and prior to the transfer of assets of the Transfer 401(k) Plan to the New 401(k) Trust pursuant to Section 8.01(b) and with respect to the Pension Plans pursuant to Section 8.01(e), Sellers shall promptly forward to Buyer any correspondence or written communications received from the IRS, the Department of Labor or the Puerto Rico Treasury Department, where applicable.

         Section 8.02 Canadian Tax Matters.

                  All real property Taxes, personal and intangible property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Canadian Seller and Buyer based on the number of days of such taxable period which fall on or before the Closing Date (a "Pre-Closing Tax Period") and the number of days of such taxable period after the Closing Date (a "Post-Closing Tax Period"). Canadian Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

                                   ARTICLE 9.
                              CONDITIONS TO CLOSING

         Section 9.01 Conditions to Obligations of Buyer and Sellers. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) Any waiting period applicable to the transactions contemplated hereby under the HSR Act and any applicable foreign antitrust or competition laws shall have expired or been terminated;

                  (b) No court, arbitrator, tribunal or governmental body, agency or official shall have issued, any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement; provided that the parties shall have used their reasonable best efforts to cause any such order, decree, ruling, statute, rule or regulation to be vacated or lifted; and

                  (c) all material authorizations, approvals, waivers, consents or Permits which are required to consummate the transactions contemplated in this Agreement from any Governmental Authority shall have been obtained and be in full force and effect.

         Section 9.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Parent and Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, and (ii) the representations and warranties of Parent and Sellers, contained in this Agreement and in any certificate or other writing delivered by Parent and Sellers pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, as if made as of such date;

                  (b) Buyer shall have received a certificate signed by an appropriate officer of Parent and each Seller, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 9.02(a) has been satisfied;

                  (c) Buyer shall have received a legal opinion from (i) Davis Polk & Wardwell, counsel to the Parent and the Sellers, in substantially the form attached as Exhibit H hereto and (ii) Fraser Milner Casgrain LLP, Canadian counsel to Canadian Seller, in substantially the form attached hereto as Exhibit I hereto;

                  (d) All material consents to Contracts and other third-party approvals identified in Schedule 9.02(d) shall have been obtained;

                  (e) Each Seller and each other deemed transferor of Shares, shall furnish Buyer a clearance certificate or similar document(s) that may be required by any taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price including an affidavit from US Seller, stating, under penalty of perjury, that the indicated number is the transferor's United States taxpayer identification number and that the transferor is not a foreign Person, pursuant to Section 1445(b)(2) of the Code;

                  (f) Execution and delivery of the tax sharing and indemnification agreement in the form of Exhibit J (the "Tax Sharing Agreement") by Sellers;

                  (g) Buyer shall have received evidence reasonably satisfactory to it that Senior Debt Liens listed on Schedule 9.01 and other Liens other than Permitted Liens have been released by the holders thereof;

                  (h) Buyer shall have received evidence reasonably satisfactory to it that Parent and Sellers shall have consummated the Preliminary Transfers;

                  (i) Buyer shall have received evidence reasonably satisfactory to it that Parent and Sellers shall have purchased the Environmental Policy;

                  (j) Execution and delivery of the Insurance Assignment and Assumption Agreement by the parties thereto, other than Buyer;

                  (k) Execution and delivery of the SiTeco Supply Agreements by each of the necessary parties thereto;

                  (l) Buyer shall have received evidence reasonably satisfactory to it that the actions set forth in Section 7.14 have been effectuated;

                  (m) Buyer shall have received evidence reasonably satisfactory to it that the insurance coverage referred to in Section 7.07(a)(i) - (iv) shall be in full force and effect;

                  (n) Execution and delivery of the San Leandro Facilities Sublease by each of the necessary parties thereto; and

                  (o) Buyer shall have received evidence reasonably satisfactory to it that the leases set forth on Schedule 9.02(o) shall have been extended for the period set forth on such Schedule on such terms and conditions as are reasonably satisfactory to Buyer.

         Section 9.03 Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, as if made as of such date;

                  (b) Sellers shall have received a certificate signed by an appropriate officer of Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 9.03(a) has been satisfied;

                  (c) Sellers shall have received a legal opinion from Latham & Watkins, counsel to Buyer, in substantially the form attached as Exhibit K hereto;

                  (d) Sellers shall have received a legal opinion from Richard
W. Davies, general counsel to Buyer, in substantially the form attached as Exhibit L hereto; and

                  (e) Execution and delivery of the Tax Sharing Agreement by Buyer.

                                  ARTICLE 10.
                           SURVIVAL; INDEMNIFICATION

         Section 10.01 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until eighteen months after the Closing Date; provided that (i) the covenants, agreements, representations and warranties contained in Sections 2.01, 2.04, 2.05, 3.01, 3.05, 3.06, 7.05 and Articles 6, 8, 10 and 12
shall survive indefinitely; (ii) the representations and warranties contained in Sections 3.19 and 3.22 shall survive until the expiration of the applicable statute of limitations plus ninety (90) days; and (iii) the representations and warranties contained in Section 3.20 shall survive the Closing until five years after the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence with respect to the specific claim, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         Section 10.02 Indemnification(a) . (a) Subject to the other provisions of this Article 10, Parent and Sellers jointly and severally hereby indemnify Buyer and its Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation or remediation, any consulting or engineering fees in connection with any investigation or remediation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer or any of its Affiliates arising out of (i) any misrepresentation or breach as of the date made or deemed to be made or required to be true of any warranty (each such misrepresentation and breach of warranty a "Warranty Breach") except under Section 3.22 (which is addressed in the Tax Sharing Agreement) and Section 3.20 (which is addressed in Section 10.03), (ii) breach of covenant or agreement made or to be performed by Parent and Sellers pursuant to this Agreement, (iii) any Excluded Liability or (iv) the matters set forth in
Section 7.07(a)(v) and Section 8.01(d); provided that with respect to indemnification by Parent and Sellers for any Warranty Breach pursuant to this Section, (A) Parent and Sellers shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds 1% of the Purchase Price whereupon the party to be indemnified shall be entitled to seek indemnification to the extent and only to the extent that the aggregate amount of Damages exceeds 1% of the Purchase Price, and, (B) Parent's and Sellers' maximum liability for all such Warranty Breaches shall not exceed 50% of the Purchase Price. Notwithstanding the foregoing, the indemnity under Sections 10.02(a)(ii), 10.02(a)(iii), 10.02(a)(iv) and 10.03 shall not be subject to the limitations of this Section 10.02(a).

                  (b) Subject to the other provisions of this Article 10, Buyer hereby indemnifies Parent, Sellers and their Affiliates against and agree to hold each of them harmless from any and all Damages incurred or suffered by Parent, Sellers or any of their Affiliates arising out of (i) any Warranty Breach, (ii) breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement, or (iii) any Assumed Liability, except for and to the extent of Parent's and Sellers' indemnification obligations as provided in
Section 10.02(a) above; provided that with respect to indemnification by Buyer for any Warranty Breach pursuant to this Section, (x) Buyer shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds 1% of the Purchase Price whereupon the party to be indemnified shall be entitled to seek indemnification to the extent and only to the extent that the aggregate amount of Damages exceeds 1% of the Purchase Price, and (y) Buyer's aggregate maximum liability for all such Warranty Breaches shall not exceed 50% of the Purchase Price. Notwithstanding the foregoing, the indemnity under
Section 10.02(b)(ii) and Section 10.02(b)(iii) shall not be subject to the limitations of this Section 10.02(b).

         Section 10.03 Environmental Matters. The remedies set forth in this
Section 10.03 are the exclusive remedy of Sellers and Buyer for all Damages associated with or arising out of any environmental matter, whether a Pre-Closing Environmental Liability, Special Pre-Closing Environmental Liability, Post-Closing Environmental Liability or otherwise.

                  (a) Parent and Sellers jointly and severally hereby indemnify Buyer ("Sellers' Indemnity") and its Affiliates against and agree to hold each of them harmless from any and all Pre-Closing Environmental Liabilities and Special Pre-Closing Environmental Liabilities; provided that with respect to indemnification by Parent and Sellers for any Pre-Closing Environmental Liabilities pursuant to this subsection (a), (i) Parent and Sellers shall only be liable with respect to 80% of the aggregate amount of Damages arising out of a Pre-Closing Environmental Liability, (ii) with respect to each business location identified on


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
Schedule 10.03(a), Parent and Sellers shall have no liability for Damages or other expense arising out of any Pre-Closing Environmental Liability pursuant to this subsection (a) unless the aggregate amount of Damages for such business location exceeds $300,000 (the "Buyer Deductible") (and then only to the extent of such excess), (iii) Parent's and Sellers' maximum liability for Pre-Closing Environmental Liabilities shall not exceed $10.0 million, and (iv) Parents' and Sellers' indemnification obligations with respect to Pre-Closing Environmental Liabilities shall be limited to those Claims and Remedial Actions that are commenced prior to the fifth (5th) anniversary of the Closing Date. Sellers' liability with respect to all Remedial Action Costs or other obligations arising out of or in connection with all Special Pre-Closing Environmental Liabilities shall not exceed $20.0 million.

                  (b) Subject to the other provisions of this Article 10, Buyer hereby indemnifies Parent and Sellers and their Affiliates against and agree to hold each of them harmless from any and all Damages incurred or suffered by Parent and Sellers or their Affiliates to the extent arising out of (i) a Post-Closing Environmental Liability or (ii) the portion of any Pre-Closing Environmental Liability for which Sellers are not responsible pursuant to the terms of Section 10.03.

                  (c) Sellers shall be the lead party ("Lead Party") in directing Remedial Action in connection with Pre-Closing Environmental Liabilities, subject to the duty to cooperate with Buyer as the non-lead party ("Non-Lead Party") as set forth in Section 10.03(f) below, and to the remainder of this Section. Notwithstanding this designation of Sellers as Lead Party, Buyer shall have the right to initiate and conduct its own investigation of potential Pre-Closing Environmental Liabilities and to take any necessary or appropriate action in response to information it obtains, including reporting such information to the appropriate Governmental Authority or Governmental Authorities and taking any action reasonably necessary to address an imminent or substantial threat to human health or the environment. In initiating and conducting such investigation and taking such Remedial Action, Buyer shall act in a commercially reasonable manner, taking into consideration all of the relevant facts and circumstances. If Buyer reasonably concludes that the potential for indemnity from Sellers under this Article 10 exists with respect any conditions discovered, even if the Buyer Deductible has not been satisfied, Buyer shall promptly notify Sellers in writing, provide all relevant, available, non-privileged information to Sellers, and provide Sellers with the opportunity to assume the role of Lead Party in connection with such Pre-Closing Environmental Liability. If Sellers decline to assume such role, or fails to respond to the notice within a reasonable time (in any case not to exceed 30 days from receipt of the notice), then Buyer shall be the Lead Party in directing the Remedial Action. With respect to all Pre-Closing Environmental Liabilities, once a remedy has been selected and approved by the relevant Governmental Authority or Governmental Authorities, Buyer shall have the right, but not the obligation, upon written notice to Sellers, to assume the role of Lead Party in connection with implementing the Remedial Action. All actions taken by Sellers and Buyer under this Section 10.03(c) shall be in conformance with the cooperation requirements of Section 10.03(f) and the Remedial Action Procedures of Section 10.03(e).

                  (d) Sellers shall be the Lead Party in directing Remedial Action in connection with Special Pre-Closing Environmental Liabilities, subject to the duty to cooperate with Buyer as the Non-Lead Party as set forth in
Section 10.03(f) below, and to the remainder of this


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
Section. With respect to all Special Pre-Closing Environmental Liabilities, once a remedy has been selected and approved by the relevant Governmental Authority or Governmental Authorities, Buyer shall have the right, but not the obligation, upon written notice to Sellers, to assume the role of Lead Party in connection with implementing the Remedial Action.

                  (e) In the event sampling conducted with regard to any Pre-Closing Environmental Liability or Special Pre-Closing Environmental Liability discloses any Hazardous Substance in excess of applicable, relevant and appropriate standards established pursuant to applicable Environmental Law, the parties, jointly, shall reasonably determine if the conditions disclosed must be reported to a Governmental Authority with jurisdiction over such matter. If such reporting is required, the parties shall attempt to have the data and potential need for Remedial Action assessed pursuant to the applicable state's voluntary cleanup program ("VCP") or similar program, if reasonably available. If the VCP is available, the Lead Party shall make reasonable attempts to have both Buyer and Sellers named as "released" persons by the Governmental Authority. If a VCP or similar program is unavailable or inappropriate for the conditions in question, the Lead Party shall develop and implement a Remedial Action program designed to attain applicable no further action ("NFA") criteria. In all cases, the Lead Party shall undertake all Remedial Action diligently and in good faith and shall seek a remedy in connection with all Pre-Closing Environmental Liabilities and Special Pre-Closing Environmental Liabilities that
(i) complies with applicable Environmental Law, including the requirements of Governmental Authorities with jurisdiction over the Remedial Action and following reasonable opportunity to negotiate the selected remedy with the Governmental Authority and without conduct of delaying litigation; (ii) is cost-effective, provided that a Remedial Action required by or ultimately negotiated with a Governmental Authority shall be deemed to be cost-effective;
(iii) does not unreasonably interfere with Buyer's use of the property for the purpose extant at the time of Closing or operation of the Business; and (iv) reasonably addresses risk to human health and the environment ((i)-(iv) and the use of VCP being collectively referred to herein as the "Remedy Criteria").

                  (f) In connection with all Remedial Action related to either Pre-Closing Environmental Conditions or Special Pre-Closing Environmental Conditions, the Lead Party and the Non-Lead Party shall cooperate with each other reasonably and in good faith. Such cooperation shall include, without limitation, the following: (i) timely sharing of relevant, non-privileged information; (ii) providing a reasonable opportunity for joint inspection of site work; (iii) sharing samples intended for analysis, when reasonably requested; (iv) providing a reasonable opportunity for review and comment, and reasonably and in good faith accepting comments, on draft proposed requests for proposals, contracts, scopes of work, work plans, correspondence, reports, summaries, position papers, and other similar documents; and (v) providing reasonable notice and opportunity to participate in meetings and teleconferences with Governmental Authorities. Subject to the other provisions of this Section 10.03, the Non-Lead Party shall not unilaterally conduct negotiations with the Governmental Authority or Authorities overseeing Remedial Action or otherwise circumvent the Lead Party's communications with the Governmental Authority. Additionally, where Sellers are the Lead Party, they shall not enter Buyer's property without reasonable prior notice to Buyer and without the prior approval of Buyer, which approval shall not be unreasonably withheld. Buyer shall not be deemed unreasonable in denying access to its property if Buyer concludes, in its sole discretion, that such access will unreasonably interfere with Buyer's operation of the Business. Under no


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
circumstances shall this duty to cooperate require any person to take any action that could reasonably be expected to violate Environmental Law or to refrain from taking any action that could reasonably be expected to be required by Environmental Law. Finally, the parties shall also cooperate in seeking coverage under the Environmental Insurance Policy and any other policies of insurance held currently or historically by the Transferred Companies with regard to any Claims or Remedial Action. During the Indemnity Period, Sellers shall be the Lead Party for purposes of communication and negotiation with the Environmental Insurance carrier.

                  (g) A Remedial Action shall be deemed complete under this Agreement when it satisfies the Remedy Criteria and the Governmental Authority or Governmental Authorities with jurisdiction over the Remedial Action provide reasonably satisfactory written confirmation that no further Remedial Action is required (a "No Further Action Determination") or when the parties otherwise agree. In the absence of an NFA termination, if one party hereto asserts in writing that a Remedial Action is complete and the other party opposes that conclusion within thirty (30) days of said notice, the parties will have a period of sixty (60) days to amicably resolve the dispute. If resolution is not achieved within that 60-day period, either party may submit the matter to arbitration pursuant to the provisions of Section 10.03(l) (the "Dispute Resolution Procedure").

                  (h) Sellers, at their expense, shall develop detailed work plans reasonably satisfactory to Buyer for further environmental investigation in connection with the Special Pre-Closing Environmental Conditions. With respect to the Bucks County, Pennsylvania facility, Sellers shall (i) finalize such work plan prior to Closing and (ii) commence implementation of such work plan promptly after Closing as the Lead Party subject to the duty to cooperate with Buyer as set forth in Section 10.03(f) and the other requirements of this Section. With respect to the El Dorado, Arkansas facility, Sellers shall (i) finalize such work plan prior to Closing, (ii) begin to implement such work plan prior to Closing in a manner consistent with the duty to cooperate set forth in
Section 10.03(f), and (iii) report the results of their further investigation to the relevant Governmental Authorities, in each case, in a manner consistent with the duty to cooperate set forth in Section 10.03(f).

                  (i) Parent and Sellers jointly and severally agree to pay Buyer any amounts owed to Buyer under this Article 10 within 30 days after receipt of an invoice from Buyer identifying such costs in reasonable detail, unless Parent and Sellers object to the amount, basis or other matters associated with such invoice. Parents and Sellers shall provide Buyer with written notice of any such invoice objection within fifteen (15) days of receipt of said invoice. In the event the parties cannot resolve such payment dispute within a reasonable period, either party, upon ten (10) days' written notice to the other may refer the matter to resolution via binding arbitration pursuant to the Dispute Resolution Procedure.

                  (j) At Closing, Sellers shall fund $5,000,000.00 (the "Environmental Escrow Funds") into an interest-bearing, environmental escrow account (the "Environmental Escrow Account") pursuant to an escrow agreement substantially in the form of Exhibit M attached hereto, for the purposes of securing Remedial Action obligations associated with the Special Pre-Closing Environmental Liabilities. The Environmental Escrow Funds will remain in the Environmental Escrow Account until Remedial Action in connection with the Special Pre-Closing Environmental Conditions is complete, unless otherwise agreed to by the parties or


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
ordered by a court of competent jurisdiction. With respect to a Special Pre-Closing Environmental Liability, Remedial Action will be deemed complete when such Remedial Action satisfies the Remedy Criteria and the Governmental Authority or Governmental Authorities with jurisdiction over the Remedial Action provide a No Further Action Determination or the parties otherwise agree and subject to the Dispute Resolution Procedure. When Remedial Action in connection with the Bucks County, Pennsylvania facility is complete, Sellers and Buyer shall jointly instruct the escrow agent to release Environmental Escrow Funds in the amount of $1,500,000.00 to Sellers. When Remedial Action in connection with the El Dorado, Arkansas facility is complete, Sellers and Buyer shall jointly instruct the escrow agent to release Environmental Escrow Funds in the amount of $3,500,000.00 to Sellers. When all Remedial Action in connection with Special Pre-Closing Environmental Conditions is complete and any Environmental Escrow Funds to which Buyer is entitled have been released to Buyer, then the parties shall jointly instruct the escrow agent to release any balance in the Environmental Escrow Account to Sellers.

                  (k) Notwithstanding the provisions of Section 12.04, Buyer shall have the right to assign its rights and obligations under this Article 10 and the Environmental Escrow Agreement, in whole or in part, to any of the Transferred Companies or to any purchaser of all or substantially all of the assets of the Business or any Transferred Company on the condition that the assignee accepts, in writing, all rights, conditions and obligations imposed or inuring to Buyer under this Article 10.

                  (l) Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Section 10.03, including without limitation the indemnities provided herein, the parties agree that such dispute shall be resolved by final and binding arbitration in New York, New York administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be allocated by the arbitrator.

                  (m) Subject to Section 10.03(a)(iv), the parties hereby acknowledge that the provisions of this Section 10.03 shall survive the Closing indefinitely.

         Section 10.04 Procedures.

                  (a) The party seeking indemnification under Section 10.02 or
Section 10.03 (the "Indemnified Party") agrees to give prompt written notice, but no later than 5 days after receipt thereof, to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding ("Claim") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request.


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
                  (b) The Indemnifying Party shall be entitled to participate in the defense of, investigation of, or corrective action required to be undertaken in response to, any Claim asserted by a third party, including any Governmental Authority ("Third Party Claim") and, subject to the limitations set forth in this Section or Section 10.03, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense subject to the deductible and maximum liability described in Section 10.02 and Section 10.03, as applicable.

                  (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section or Section 10.03, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

                  (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim (including any counterclaims filed by Sellers) and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. This cooperation shall be provided without cost or expense other than reimbursement of out-of-pocket travel or similar expenses subject to the provisions of Section 10.02 and Section 10.03, as applicable.

                  (e) Other than with respect to liabilities relating to matters covered by Section 7.07(a) (which shall be governed solely by Section 7.07), if the Indemnifying Party is required to indemnify the Indemnified Party with respect to any Claim or assumes the defense of any Third Party Claim under
Section 10.02 or Section 10.03, the Indemnifying Party shall have the right, in good faith, to determine all matters relating to the utilization of any insurance policy of any Transferred Company in connection with the Claim or Third Party Claim and shall be entitled to control all decisions relating to such claims under such insurance policies as if it were the named insured thereunder; provided, however, that notwithstanding anything in this 10.04(e) to the contrary, the Indemnified Party shall entitled to indemnification pursuant to the provisions of Section 10.02 or Section 10.03 regardless of whether a claim under such insurance policies is pursued and regardless of whether any proceeds from such claim are collected. Buyer and Parent agree to cooperate and take all reasonable actions necessary to implement the intent of the provisions set forth in this clause (e), and each Indemnified Party further agrees that it will not take any action that is inconsistent with the provisions of this clause
(e) and will refrain from taking any action or doing anything that would undermine the insurance benefits available to Indemnifying Party as contemplated by this Section 10.04(e).

                  (f) To the extent that the procedures set forth in this
Section 10.04 conflict with the procedures set forth in Section 10.03, the procedures set forth in Section 10.03 shall govern.


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
         Section 10.05 Calculation of Damages(a) . (a) The amount of any Damages payable under Section 10.02 or Section 10.03 by the Indemnifying Party shall be net of any amounts recovered or recoverable by the Indemnified Party under applicable insurance policies (including any deductibles) or from any other Person alleged to be responsible therefor. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

                  (b) The Indemnifying Party shall not be liable under Section 10.02(a) for any Damages relating to any matter (A) that is included in the Closing Balance Sheet as a specific liability or reserve to the extent that such liability or reserve reflects the Damages relating to such matter or (B) the Indemnified Party had otherwise been compensated for such matter pursuant to the Purchase Price adjustment under Section 2.04 to the extent such Damages relate to such matter.

         Section 10.06 Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to
Section 10.02 or Section 10.03 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a "Potential Contributor") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

         Section 10.07 Exclusivity. Other than the rights of Buyer under this Agreement, the Tax Sharing Agreement and any agreement contemplated herein or therein, Buyer waives any rights and claims it may have against Sellers whether in law or in equity, relating to the Transferred Companies or the Shares, the Canadian Business, the Purchased Assets or the Excluded Liabilities or the transactions contemplated hereby, except for claims sounding in fraud. After the Closing, this Agreement, the Tax Sharing and any agreement contemplated herein or therein will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby. No party shall be entitled to seek, and to the fullest extent permitted by applicable Law, the parties hereto waive, any rights they might otherwise have to rescind the sale and purchase of the Shares and the Purchased Assets.

                                  ARTICLE 11.
                                  TERMINATION

         Section 11.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of US Seller and Buyer;


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
                  (b) by either US Seller or Buyer if the Closing shall not have been consummated on or before June 15, 2002; provided, however, that the terminating party may not exercise this right if it or any of its Affiliates is in breach of its obligations under this Agreement; or

                  (c) by either US Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction.

                  The party desiring to terminate this Agreement pursuant to Sections 11.01(b) or 11.01(c) shall give notice of such termination to the other party. If this Agreement is terminated as provided herein:

                           (i) upon written request therefor, Buyer will
                  redeliver to Sellers all documents, work papers and other material of Sellers, the Transferred Companies, relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

                           (ii) all filings, applications and other submissions
                  made shall, to the extent practicable, be withdrawn from the agency or other person to which made.

         Section 11.02 Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either Buyer or Sellers to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either Buyer or Sellers hereto of any representation or warranty contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 11.02 and Article 12 shall survive any termination hereof pursuant to Section 11.01.

                                  ARTICLE 12.
                                 MISCELLANEOUS

         Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows or to such address as the party may specify, if to Buyer, to:

                  Hubbell Incorporated
                  584 Derby Milford Road
                  P.O. Box 549
                  Orange, Connecticut 06477
                  Attention: Richard W. Davies
                             Vice President, General Counsel and Secretary


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
                  Fax:  (203) 799-4333

                  with a copy to:

                  Latham & Watkins
                  885 Third Avenue, Suite 1000
                  New York, New York 10022-4802
                  Attention: R. Ronald Hopkinson
                  Fax: (212) 751-4864

                  if to Parent and Sellers, to:

                  c/o U.S. Industries, Inc.
                  101 Wood Avenue South
                  P.O. Box 169
                  Iselin, NJ 08830-0169
                  Attention: General Counsel
                  Fax: (732) 767-2208
                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: John A. Bick
                  Fax:  (212) 450-3800

                  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         Section 12.02 Amendments and Waivers(a) . (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by US Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 12.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.


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
         Section 12.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Sellers and Buyer, respectively, may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent (which consent shall not be unreasonably withheld) of Buyer or US Seller; provided, further, that Buyer may without the prior written consent of Sellers (a) assign its rights hereunder to any lender providing financing in connection with the transactions contemplated hereby and hereunder as collateral security or (b) assign its rights and obligations hereunder in whole or in part to one or more Affiliates of Buyer which shall assume Buyer's obligations and liabilities hereunder, provided that in each case Buyer shall remain liable for all obligations of Buyer hereunder.

         Section 12.05 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         Section 12.06 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York (or if such action cannot be brought therein, in any New York State court sitting in New York City), so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

         Section 12.07 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 12.08 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 12.09 Entire Agreement. This Agreement, the Tax Sharing Agreement, the Escrow Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, and (b) except as provided herein, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder (it being explicitly understood that nothing in this Agreement shall confer any such third party beneficiary rights upon any current or former employee of the Transferred Companies or their Affiliates). The Confidentiality Agreement shall remain in full force and effect after the execution hereof.

         Section 12.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 12.11 Disclosure Schedules. The parties acknowledge and agree that (i) the disclosure schedules ("Schedules") attached to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer and (ii) the disclosure by Sellers of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Schedule discloses an item or information in such a way as to make its relevance to the disclosure required by another Schedule readily apparent, the matter shall be deemed to have been disclosed in such other Schedule, notwithstanding the omission of an appropriate cross-reference to such other Schedule.

         Section 12.12 Tax Sharing. This Agreement and the Tax Sharing Agreement shall be the only tax sharing agreement relating to any Company, any Subsidiary or the Canadian Business.

         Section 12.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 12.14 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 12.06 hereof.

         Section 12.15 Currency. All references in this Agreement to dollars unless otherwise specifically indicated, are expressed in United States currency.

         Section 12.16 English Language. The parties confirm that it is their wish that this Agreement as well as any other document relating hereto, including notices, have been and shall be drawn up in English only. Les Parties aux presentes confirment qu'il est de leur intention que cette convention ainsi que tout autre document s'y rapportant incluant les avis, soient rediges en langue anglaise seulement.


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         Section 12.17 Bulk Sales Laws. The parties hereby waive compliance with the provisions of the "bulk sales law" or similar provisions of law of any jurisdiction insofar as the same may be applicable to the transactions contemplated by this Agreement ("Bulk Sales Laws"). The Parent and Sellers jointly and severally agree to (a) pay all amounts due to its creditors that have accrued on or before the Closing Date in connection with or in any way relating to the Canadian Business, and (b) subject to the terms and conditions in Section 10.02(a), indemnify the Buyer against all claims of creditors asserted against the Buyer by reason of its non-compliance with any Bulk Sales Laws, except to the extent that such claims arise due to the failure of Buyer
(or the Transferred Companies after the Closing) to discharge the Assumed Liabilities.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              U.S. INDUSTRIES, INC.



                              By:    /s/ Steven C. Barre
                                 -----------------------------------------------
                                 Name:        Steven C. Barre
                                 Title:       Senior Vice President,
                                              General Counsel and Secretary

                              JUSI HOLDINGS, INC.



                              By: /s/ Steven C. Barre
                                 -----------------------------------------------
                                 Name:        Steven C. Barre
                                 Title:       Vice President



                              USI CANADA INC.



                              By: /s/ Steven C. Barre
                                 -----------------------------------------------
                                 Name:        Steven C. Barre
                                 Title:       Vice President



                              HUBBELL INCORPORATED



                              By:  /s/ James K. Braun
                                 -----------------------------------------------
                                 Name:        James K. Braun
                                 Title:       Vice President,
                                              Corporate Planning & Development